Exhibit 4.1

EXECUTION COPY

NEWSTAR FINANCIAL, INC.

7.25% Senior Notes due 2020

INDENTURE

Dated as of April 22, 2015

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

TABLE OF CONTENTS

ARTICLE I

Definitions and Incorporation by Reference

Appendix A	-	Provisions Relating to Initial Notes, Additional Notes, Private Exchange Notes and Exchange Notes
Exhibit A	-	Form of Initial Note
Exhibit B	-	Form of Exchange Note
Exhibit C	-	Form of Supplemental Indenture

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	11.02
(d)	7.06
314(a)	4.02;
4.09; 11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	4.09
315(a)	7.01
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.12
316(a)(last sentence)	11.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	11.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE dated as of April 22, 2015, among NEWSTAR FINANCIAL, INC., a Delaware corporation (the “Issuer”), the guarantors from time to time party hereto (collectively, the “Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Issuer’s 7.25% Senior Notes due 2020 issued on the date hereof, (b) any Additional Notes (as defined herein) that may be issued on any Issue Date (all such Notes in clauses (a) and (b) being referred to collectively as the “Initial Notes”), (c) if and when issued as provided in any Registration Rights Agreement (as defined in Appendix A hereto (the “Appendix”)), the Issuer’s 7.25% Senior Notes due 2020 issued in the Registered Exchange Offer in exchange for any Initial Notes (the “Exchange Notes”) and (d) if and when issued as provided in a Registration Rights Agreement, the Private Exchange Notes (together with the Initial Notes and any Exchange Notes issued hereunder, the “Notes”) issued in a Private Exchange. Except as otherwise provided herein, the Notes will not be limited in aggregate principal amount outstanding.

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, (2) assumed in connection with the acquisition of assets from such Person or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Issuer or any Restricted Subsidiary, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary of the Issuer or such acquisition, merger, consolidation or other combination. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination.

“Additional Assets” means:

(1) any property or assets (other than Capital Stock) used or to be used by the Issuer, a Restricted Subsidiary or otherwise useful in a Permitted Business (it being understood that capital expenditures on property or assets already used in a Permitted Business or to replace any property or assets that are the subject of such Asset Disposition shall be deemed an investment in Additional Assets);

(2) the Capital Stock of a Person that is primarily engaged in a Permitted Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or a Restricted Subsidiary of the Issuer; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Issuer.

“Additional Notes” means 7.25% Senior Notes due 2020 issued under the terms of this Indenture subsequent to the Closing Date.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that a specified Person will not be deemed to control any other Person solely by virtue of having discretionary authority over the making or disposition of Investments on behalf of such other Person.

“Applicable Premium” means the greater of (a) 1.0% of the principal amount of such Note and (b) on any redemption date, the excess (to the extent positive) of:

(1) the present value at such redemption date of (i) the redemption price of such Note at May 1, 2017 (excluding accrued but unpaid interest and liquidated damages, if any), plus (ii) all required interest payments due on such Note to and including such date set forth in clause (i) (excluding accrued but unpaid interest and liquidated damages, if any), computed upon the redemption date using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points; over

(2) the outstanding principal amount of such Note;

in each case, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate.

“Asset Disposition” means:

(a) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Issuer (other than Capital Stock of the Issuer) or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(b) the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 4.03 hereof or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions;

in each case, other than:

(1) a disposition by the Issuer or a Restricted Subsidiary to the Issuer or a Restricted Subsidiary;

(2) a disposition of cash, Cash Equivalents or Investment Grade Securities;

(3) a disposition of inventory or other assets in the ordinary course of business;

(4) a disposition of obsolete, uneconomical surplus or worn out equipment or other assets or equipment or other assets that are no longer useful in the conduct of the business of the Issuer and its Restricted Subsidiaries;

(5) transactions permitted under Section 5.01 hereof or a transaction that constitutes a Change of Control;

(6) an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors;

(7) any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Issuer) of less than $15.0 million;

(8) any Restricted Payment that is permitted to be made, and is made, under Section 4.04 and the making of any Permitted Payment or Permitted Investment or asset disposition, the proceeds of which are used to make such Restricted Payments or Permitted Investments;

(9) disposition of Investments or other assets and disposition or compromise of receivables, in each case, in connection with the compromise, workout, settlement or collection thereof or exercise of remedies with respect thereto, or in bankruptcy, foreclosure or similar proceedings, including foreclosure, repossession and disposition of collateral for loans and leases managed, serviced, originated or held by the Issuer or any of its Subsidiaries;

(10) the licensing or sub-licensing of intellectual property or other general intangibles and licenses, sub-licenses, leases or subleases of other property, in each case, in the ordinary course of business;

(11) foreclosure, condemnation or any similar action with respect to any property or other assets;

(12) the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable, notes receivable or other assets that by their terms convert into cash in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, the sale of advances, loans, customer receivables, mortgage related securities or other assets, in each case in the ordinary course of business;

(13) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(14) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(15) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(16) any sales, transfers, contributions or dispositions of Securitization Assets to Securitization Entities in connection with Securitizations in connection with the operating and investment activities of a Permitted Business;

(17) transactions pursuant to repurchase agreements entered into in the ordinary course of business; and

(18) dispositions of investments, loans, securities and all financial instruments as well as other property or assets (including real estate and real estate related assets) in connection with the operating and investment activities of a Permitted Business.

“Board of Directors” means (1) with respect to any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; (3) with respect to a limited liability company, the managing member or members; and (4) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or in the state of the place of payment are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of or limited liability company, partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1) (A) United States dollars, euro, or any national currency of any member state of the European Union; or (B) any other foreign currency held by the Issuer and the Restricted Subsidiaries in the ordinary course of business;

(2) securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments, a member state of the European Union (other than Greece, Cyprus, Ireland, Italy, Portugal or Spain) or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender or by any bank or trust company (A) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (B) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100.0 million;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical

Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(6) readily marketable direct obligations issued by any state of the United States of America, any province of Canada, any member of the European Union or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;

(7) Indebtedness or Preferred Stock issued by Persons with a rating of “BBB-” or higher from S&P or “Baa3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;

(8) bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(9) interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (8) above; and

(10) for purposes of clause (2) of the definition of “Asset Disposition,” the marketable securities portfolio owned by the Issuer and its Subsidiaries on the Closing Date.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“Change of Control” means:

(1) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in

Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date), other than one or more Permitted Holders, that is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Issuer; or

(2) the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to a Person, other than a Restricted Subsidiary or one or more Permitted Holders.

Notwithstanding the foregoing, a transaction will be deemed not to constitute a Change of Control under this definition if (i) the Issuer becomes a direct or indirect wholly owned subsidiary of a holding company, (ii) the “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act in effect on the Closing Date) of the Issuer’s Voting Stock immediately prior to that transaction hold at least a majority of such holding company’s Voting Stock immediately following that transaction and (iii) no “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date), other than one or more Permitted Holders, is or becomes the “beneficial owner”, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of such holding company immediately following that transaction.

“Closing Date” means April 22, 2015.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Consolidated Net Income” means, for any period, the net income (loss) attributable to the Issuer and its Restricted Subsidiaries determined on a consolidated basis on the basis of GAAP; provided that there will not be included in such Consolidated Net Income:

(1) subject to the limitations contained in clause (3) below, any net income (loss) of any Person (other than the Issuer) if such Person is not a Restricted Subsidiary, except that the Issuer’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below);

(2) (i) the aggregate amount of interest income included in Consolidated Net Income attributable to Securitization Facilities or warehousing facilities that, pursuant to the terms of such Securitization Facilities or warehousing facilities, is applied (or is required to be applied) by the payment waterfall of such Securitization Facilities or warehousing facilities to repay principal amounts outstanding under such Securitization Facilities or warehousing facilities due to the occurrence of an event or failure to meet a ratio or test that, in the absence of such occurrence or failure, would have been paid or available for payment to holders of the applicable entity’s Capital Stock pursuant to such payment waterfall, less (ii) the aggregate amounts referred to in clause (i) that are subsequently recovered by the applicable entity and paid or available for payment to holders of the applicable entity’s Capital Stock; provided that the amount of such exclusion from Consolidated Net Income pursuant to this clause (2) shall in no event be duplicative of any reserve or net loss otherwise included in such Consolidated Net Income in respect of such occurrence or failure or the circumstances giving rise to such occurrence or failure;

(3) any net gain (or loss) realized upon the sale or other disposition of any disposed or discontinued operations of the Issuer or any Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) and related fees and expenses as well as any net income or loss from disposed or discontinued operations;

(4) any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense;

(5) the cumulative effect of a change in accounting principles;

(6) any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;

(7) in respect of Non-Funding Indebtedness, (a) any amortization or write-off of deferred financing costs or other related expenses incurred and actually paid prior to the beginning of the fiscal quarter in which the Closing Date occurs and (b) all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Non-Funding Indebtedness and any net gain (loss) from any write-off or forgiveness of Non-Funding Indebtedness;

(8) any unrealized gains or losses in respect of Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations;

(9) any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Issuer and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(10) any goodwill or other intangible asset amortization, impairment charge or write-off;

(11) except in connection with the operating and investment activities of a Permitted Business, any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments;

(12) change in fair value of Permitted Funding Indebtedness or Investments or the amortization of financing costs or original issue discount relating to Permitted Funding Indebtedness or the write-off of Investments pursuant to such Person’s accounting policy;

(13) any unrealized gains or losses on investment assets whether or not recognized as such on the financial statements of the Issuer; and

(14) except in connection with the operating and investment activities of a Permitted Business, any realized gains or losses in respect of Hedging Obligations associated with specific assets owned by the Issuer as of the last day of the period for which Consolidated Net Income is being determined;

provided further that any Permitted Tax Distributions shall, without duplication, be deducted from Consolidated Net Income.

“Consolidated Non-Funding Debt” means, with respect to any Person as of any determination date, an amount equal to the sum of, (1) the aggregate amount of all outstanding Non-Funding Indebtedness described in clauses (1), (2), (5) and, without double counting, (8)(to the extent such Guarantee is in respect of Non-Funding Indebtedness described in clauses (1), (2) and (5) of the definition of “Indebtedness”) of the definition of “Indebtedness” of such Person and its Restricted Subsidiaries on a consolidated basis, plus (2) the aggregate liquidation preference of Disqualified Stock of the Issuer and Disqualified Stock and Preferred Stock of Restricted Subsidiaries, less (3) the amount of any Non-Funding Indebtedness or the aggregate liquidation preference of Disqualified Stock included in clauses (1) or (2) above that is to be refinanced with Refinancing Indebtedness to the extent that (x) a notice of redemption, prepayment or repayment of such Non-Funding Indebtedness has been given to the holders thereof, (y) such redemption, prepayment or repayment shall occur within 30 days and (z) the applicable Refinancing Indebtedness is included in clauses (1) or (2).

“Consolidated Non-Funding Debt to Equity Ratio” means, with respect to any Person on any determination date, the ratio of Consolidated Non-Funding Debt of such Person as of such determination date to the Consolidated Stockholders Equity of such Person as of such determination date. In the event that the Issuer or any Restricted Subsidiary Incurs, assumes, Guarantees, redeems, defeases, retires or extinguishes any Consolidated Non-Funding Debt (other than Consolidated Non-Funding Debt incurred under any revolving credit facility unless (x) such Non-Funding Indebtedness has been permanently repaid and has not been replaced or (y) such Non-Funding Indebtedness was reduced with proceeds of an Equity Offering or other Indebtedness) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the date of the most recent annual or quarterly consolidated balance sheet for which the Consolidated Non-Funding Debt to Equity Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Non-Funding Debt to Equity Ratio is made (the “Consolidated Non-Funding Debt to Equity Ratio Calculation Date”), then the Consolidated Non-Funding Debt to Equity Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, guarantee, redemption, defeasance, retirement or extinguishment of Indebtedness, or such Issuance or redemption of Disqualified Stock or Preferred Stock as if the same had occurred prior to such determination date; provided that the pro forma calculation shall not give effect to any Non-Funding Indebtedness Incurred on such determination date pursuant to Section 4.03(b). For purposes of making the computation referred to above, any Investments, acquisitions, dispositions, mergers, consolidations and disposed operations that have been made by the Issuer or any of its Restricted Subsidiaries on or prior to or simultaneously with the Consolidated Non-Funding Debt to Equity Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed or discontinued operations had occurred prior to the Consolidated Non-Funding Debt to Equity Ratio Calculation Date. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer.

“Consolidated Stockholders Equity” means, with respect to any Person as of any determination date, the stockholders’ equity, members’ equity or partners’ capital, as applicable, as shown on the most recent annual or quarterly consolidated balance sheet of such Person and its Restricted Subsidiaries that is internally available, determined on a pro forma basis in a manner consistent with the pro forma basis contained in the definition of “Consolidated Non-Funding Debt to Equity Ratio.”

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend, distribution or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds:

(A) for the purchase or payment of any such primary obligation; or

(B) to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

For the avoidance of doubt, a Guarantee or Limited Recourse Guarantee of Permitted Funding Indebtedness or Permitted Securitization Indebtedness shall not constitute a Contingent Obligation.

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Issuer, any of its Restricted Subsidiaries or any Securitization Entity for the purpose of providing credit support with respect to any Permitted Funding Indebtedness or Permitted Securitization Indebtedness.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities or other financing arrangements (including commercial paper facilities, receivables financing or indentures) providing for revolving credit loans, term loans, letters of credit, bankers’ acceptances or other Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or Refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder (provided that such increase in borrowings is permitted under Section 4.03 hereof), alters the maturity thereof, changes any other terms, covenants or other provisions or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration.

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Issuer having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of the Issuer shall be deemed not to have such a financial interest by reason of such member’s holding Capital Stock of the Issuer or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1) matures or is mandatorily redeemable for cash or in exchange for Non-Funding Indebtedness pursuant to a sinking fund obligation or otherwise; or

(2) is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Non-Funding Indebtedness at the option of the holder of the Capital Stock in whole or in part;

in each case on or prior to the earlier of (a) the Stated Maturity of the Notes or (b) the date on which there are no Notes outstanding; provided that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with Section 4.04 hereof; provided further that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“Equity Offering” means a sale of Capital Stock of the Issuer (other than Disqualified Stock) other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions.

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or Incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Exchange Notes” means any notes issued in exchange for Notes pursuant to the Registration Rights Agreement or similar agreement.

“Excluded Restricted Subsidiary” means any Subsidiary of the Issuer that is designated as a Restricted Subsidiary but prohibited, in the reasonable judgment of the Issuer, from providing a Note Guarantee by any applicable law, regulation or contractual restrictions not created in contemplation of such designation and which, in the case of any such contractual restriction, in the reasonable judgment of senior management of the Issuer, cannot be removed through commercially reasonable efforts; provided that a Subsidiary shall be deemed to be an Excluded Restricted Subsidiary if, in the reasonable judgment of the Issuer, such a Subsidiary providing a Note Guarantee would require any of the Issuer or its Restricted Subsidiaries to register as an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act of 1940, as amended.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, between a willing seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction, as determined by the Issuer in good faith.

“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Foreign Subsidiary” means, with respect to any Person, (a) any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary and (b) any Restricted Subsidiary of such Person that has no material assets other than Capital Stock of one or more Foreign Subsidiaries (or Subsidiaries thereof).

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Closing Date.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Restricted Subsidiary that provides a Note Guarantee; provided that any Excluded Restricted Subsidiary and any Securitization Entities shall not be deemed Guarantors.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap, cap or collar agreements, interest rate future or option contracts, commodity swap, cap or collar agreements, foreign exchange contracts, currency swap agreements, currency future or option contracts, credit-related derivatives and hedging instruments and other hedging agreements and transactions intended to hedge against financial risk.

“Holder” means each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the respective nominee of DTC.

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal of indebtedness of such Person for borrowed money;

(2) the principal of obligations of such Person evidenced by bonds, debentures, notes, repurchase agreements or other similar instruments;

(3) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

(5) that portion of obligations with respect to Capitalized Lease Obligations of such Person that is properly classified as a liability on the balance sheet of such Person in conformity with GAAP;

(6) the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends or distributions);

(7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness will be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Issuer) and (B) the amount of such Indebtedness of such other Persons;

(8) Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9) to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement).

The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Closing Date, any prepayments of deposits received from clients or customers in the ordinary course of business, or obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Closing Date or in the ordinary course of business.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, and (other than with respect to letters of credit or Guarantees or Indebtedness specified in clause (7) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)	Contingent Obligations Incurred in the ordinary course of business;

(ii)	Standard Securitization Undertakings;

(iii)	Cash Management Services;

(iv) in connection with the purchase by the Issuer or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner; and

(v) for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided that such firm or appraiser is not an Affiliate of the Issuer.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, managers, officers or employees of any Person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of GAAP; provided that (x) endorsements of negotiable instruments and documents in the ordinary course of business, (y) accounts receivable, extensions of trade credit or advances by the Issuer and its Restricted Subsidiaries on commercially reasonable terms in accordance with the Issuer’s or its Restricted Subsidiaries’ normal trade practices, as the case may be and (z) deposits made in the ordinary course of business and customary deposits into reserve accounts related to securitizations will not be deemed to be an Investment. If the Issuer or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Issuer or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.

For purposes of Sections 4.04 hereof:

(1) “Investment” will include the portion (proportionate to the Issuer’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted

Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Issuer at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; and

(2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

“Investment Grade” means (i) BBB- or higher by Fitch, (ii) BBB- or higher by S&P, (iii) Baa3 or higher by Moody’s, or (iv) the equivalent of such ratings by Fitch, S&P or Moody’s, or of another Nationally Recognized Statistical Ratings Organization.

“Investment Grade Securities” means:

(1) securities issued or directly and fully Guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) securities issued or directly and fully guaranteed or insured by a member of the European Union (excluding Greece, Cyprus, Ireland, Italy, Portugal or Spain), or any agency or instrumentality thereof (other than Cash Equivalents);

(3) debt securities or debt instruments with a rating of “A-” or higher from Fitch or S&P or “A3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Fitch, Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries; and

(4) investments in any fund that invests exclusively in investments of the type described in clauses (1), (2) and (3) above which fund may also hold cash and Cash Equivalents pending investment or distribution.

“Investment Grade Status” shall occur when the Notes are rated Investment Grade by at least two Rating Agencies, so long as one of such Rating Agencies is Moody’s or S&P.

“Investors” means (i) any of Corsair Capital, LLC, Capital Z Partners, Ltd., GSO Capital Partners LP and Franklin Square Capital Partners LP or (ii) any Affiliate of any of the foregoing, including without limitation, any fund that is an Affiliate of Corsair Capital, LLC , Capital Z Partners, Ltd. and/or managed by Corsair Capital, LLC or Capital Z Partners, Ltd., GSO Capital Partners LP or Franklin Square Capital Partners LP or any of their Affiliates.

“Issue Date”, with respect to any Initial Notes, means the date on which such Initial Notes are originally issued.

“Joint Venture” means, as to any Person, any other Person designated as a “joint venture” (1) that is not a Subsidiary of such Person, (2) in which such Person owns less than 100% of the equity or voting interests and (3) which Person is engaged in a Permitted Business.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Limited Recourse Guarantee” means, in respect of any Permitted Funding Indebtedness or Permitted Securitization Indebtedness, any obligation of a Person other than a primary obligor in respect of such Permitted Funding Indebtedness or Permitted Securitization Indebtedness either (1) arising from (A) a “bad-boy” guarantee customary for financings of that type, (B) exceptions to the limit on recourse to the assets financed by such Permitted Funding Indebtedness or Permitted Securitization Indebtedness for matters customary for financings of that type, including in respect of breach of representations, fraud, misapplication or misappropriation of cash, voluntary or involuntary bankruptcy filings, violation of prohibitions on transfers of assets and environmental liabilities, and (C) liabilities and other circumstances excluded from exculpation, indemnification or guarantee provisions that are customarily excluded from financings of that type or (2) in the case of Permitted Funding Indebtedness, that is limited to no more than 5% of the principal amount of such Permitted Funding Indebtedness (or such other amount representing the liability amount in respect of such Permitted Funding Indebtedness).

“liquidated damages” means any liquidated damages or additional interest payable under a Registration Rights Agreement.

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made by third parties to, directors, officers, employees or consultants of the Issuer or any Restricted Subsidiary:

(1) (A) in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or (B) for purposes of funding any such person’s purchase of Capital Stock (or similar obligations) of the Issuer or its Subsidiaries with (in the case of this sub-clause (B)) the approval of the Board of Directors;

(2) in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; or

(3) not exceeding $10.0 million in the aggregate outstanding at any time.

“Management Stock Repurchases” means the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Stock) of the Issuer held by or on behalf of any future, present or former employee, director, manager or consultant of the Issuer or any of its Subsidiaries (or permitted transferees, assigns, estates, trusts or heirs of such employee, director, manager or consultant) either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, director, manager or consultant’s employment, directorship or manager position, including advances to or on behalf of any such employee, director, manager or consultant in respect of taxes owed by any such person in connection with such person’s exercise of options, and any related cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from such persons in connection with any such repurchase, retirement, other acquisition or retirement or advance.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization as defined under Section 3(a)(62) under the Exchange Act.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Taxes, paid or required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which by applicable law be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders (other than the Issuer or any of its respective Subsidiaries) in Subsidiaries or Joint Ventures as a result of such Asset Disposition; and

(4) the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition, including, without limitation, any relocation expenses, severance costs and shutdown costs incurred as a result of such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Funding Indebtedness” means Indebtedness other than Permitted Funding Indebtedness and Permitted Securitization Indebtedness.

“Non-Guarantor” means any Restricted Subsidiary that is not a Guarantor.

“Note Documents” means the Notes (including Additional Notes), the Note Guarantees (if any) and this Indenture.

“Note Guarantee” means, individually, any Guarantee of payment of the Notes and the Issuer’s other obligations under the Indenture by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and collectively, all such Guarantees.

“Notes” means the Notes issued under this Indenture.

“Offering Memorandum” means the final offering memorandum, dated April 17, 2015, relating to the offering by the Issuer of $300,000,000 aggregate principal amount of Notes and any future offering memorandum relating to Additional Notes.

“Officer” means, with respect to any Person, (1) the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Investment Officer, the Chief Financial Officer, the Treasurer or the Controller (A) of such Person or (B) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of the Indenture by the Board of Directors of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person and meeting the requirements of this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Issuer or its Subsidiaries.

“Pari Passu Indebtedness” means Non-Funding Indebtedness of the Issuer which ranks equally in right of payment to the Notes or any Guarantee if such Guarantee ranks equally in right of payment to the Note Guarantees.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Note on behalf of the Issuer.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Permitted Business or a combination of such assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with Section 4.06 hereof.

“Permitted Business” means (a) any businesses, services or activities engaged in by the Issuer or any of its Subsidiaries and (b) any businesses, services and activities engaged in by the Issuer or any of its Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions, expansions or developments of any thereof.

“Permitted Funding Indebtedness” means any Indebtedness of a Restricted Subsidiary Incurred to finance (a) the origination, funding or commitment in respect of, or the warehousing of, loans, leases or other debt portfolio assets of a Permitted Business, (b) the making of advances, extensions of credit or commitments to advance or extend credit in connection with a Permitted Business or (c) the investment in, or the warehousing of, any such debt portfolio assets, including participations or other interests therein, in connection with a Permitted Business.

“Permitted Holders” means, collectively, (1) each Investor, (2) any one or more Persons, together with such Persons’ Affiliates, whose beneficial ownership constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture, (3) Senior Management and (4) any Person who is acting as an underwriter in connection with a public or private offering of Capital Stock of the Issuer, acting in such capacity.

“Permitted Investment” means (in each case, by the Issuer or any of its Restricted Subsidiaries):

(1) Investments in (A) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or the Issuer or (B) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary;

(2) Investments in another Person if such Person is engaged in any Permitted Business and as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary;

(3) Investments in cash, Cash Equivalents or Investment Grade Securities;

(4) Investments in receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business;

(5) Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) Management Advances;

(7) Investments received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary, or as a result of foreclosure, workout negotiations, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition;

(9) Investments existing on the Closing Date or otherwise made pursuant to agreements or arrangements in effect on the Closing Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the Closing Date or (b) as otherwise permitted under this Indenture;

(10) Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.03 hereof;

(11) pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 4.14 hereof;

(12) any Investment to the extent made using Capital Stock of the Issuer (other than Disqualified Stock) as consideration;

(13) any transaction to the extent constituting an Investment that is permitted and made in accordance with Section 4.07(b) hereof (except those described in Sections 4.07(b)(1), (3), (6), (7), (9) and (11));

(14) Investments consisting of purchases and acquisitions of (i) inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business and in accordance with the Indenture and (ii) less than all or substantially all of the operating or investment assets of a Permitted Business by the Issuer or a Restricted Subsidiary excluding any Capital Stock of another Person;

(15) (A) Guarantees not prohibited by Section 4.03 hereof and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business, and (B) performance guarantees with respect to obligations incurred by the Issuer or any of its Restricted Subsidiaries that are permitted by this Indenture;

(16) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture;

(17) Investments of a Restricted Subsidiary acquired after the Closing Date or of an entity merged into the Issuer or merged into or consolidated with a Restricted Subsidiary after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(18) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(19) contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Issuer;

(20) Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition;

(21) Investments in Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (21) that are at the time outstanding, not to exceed the greater of $35.0 million and 1.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(22) Investments by the Issuer or any Restricted Subsidiary in Securitization Entities (including, but not limited to, Standard Securitization Undertakings) or Investments in portfolio assets of a Permitted Business including corporate loans, mortgage related loans, asset-backed loans, total return swaps, repurchase agreements, securities and receivables;

(23) Investments in connection with any Permitted Funding Indebtedness;

(24) Investments by the Issuer or any Restricted Subsidiary in the form of loans extended to non-Affiliate borrowers in connection with any loan origination business of the Issuer or such Restricted Subsidiary;

(25) Investments in Joint Venture not to exceed the greater of $50.0 million and 1.75% of Total Assets; and

(26) additional Investments having an aggregate fair market value at the time each such Investment is made, taken together with all other Investments made pursuant to this clause (26) that are at that time outstanding, not to exceed the greater of (A) $70.0 million and (B) 2.5% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of Section 4.04 of any amounts applied pursuant to Section 4.04(a)(4)(C)(iii)); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) or (2) above and shall not be included as having been made pursuant to this clause (26).

“Permitted Liens” means, with respect to any Person:

(1) Liens securing Non-Funding Indebtedness and other obligations incurred under Section 4.03(b)(1);

(2) pledges, deposits or Liens under workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business;

(3) Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s and repairmen’s or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(4) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5) encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Issuer and its Restricted Subsidiaries or to the ownership of their properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Issuer and its Restricted Subsidiaries;

(6) Liens (a) on assets or property of the Issuer or any Restricted Subsidiary securing Hedging Obligations or Cash Management Services permitted under this Indenture; (b) that are contractual rights of set-off or, in the case of clause (i) or (ii) below, other bankers’ Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any Restricted Subsidiary in the ordinary course of business; (c) on cash accounts securing Indebtedness incurred under Section 4.03(b)(8)(iv) with financial institutions; (d) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, consistent with past practice and not for speculative purposes; and/or (e) (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not to secure any Indebtedness;

(7) leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business;

(8) Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(9) Liens (A) on assets or property of the Issuer or any Restricted Subsidiary for the purpose of securing Capitalized Lease Obligations or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, development, construction, lease, repairs, maintenance or improvement of assets or property acquired or constructed in the ordinary course of business (including Indebtedness incurred under Section 4.03(b)(7); provided that (x) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and (y) any such Lien may not extend to any assets or property of the Issuer or any Restricted Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such assets and property and (B) comprised of any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(10) Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(11) Liens existing on the Closing Date;

(12) Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time the Issuer or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Issuer or any Restricted Subsidiary); provided that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided further that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(13) (A) Liens on assets or property of the Issuer or any Restricted Subsidiary securing Indebtedness or other obligations of the Issuer or such Restricted Subsidiary owing to the Issuer or a Guarantor, (B) Liens in favor of the Issuer or a Guarantor or (C) Liens on assets or property of any Restricted Subsidiary that is not a Guarantor securing Indebtedness or other obligations of any Restricted Subsidiary that is not a Guarantor;

(14) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under this Indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;

(15) (A) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Issuer or any Restricted Subsidiary of the Issuer has easement rights or on any leased property and subordination or similar arrangements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property;

(16) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any Joint Venture or similar arrangement pursuant to any Joint Venture or similar agreement;

(17) Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(18) Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(19) Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(20) Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(21) any security granted over the marketable securities portfolio described in clause (9) or (10) of the definition of “Cash Equivalents” in connection with the disposal thereof to a third party;

(22) Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by this Indenture;

(23) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;

(24) Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;

(25) Liens (A) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, and (B) consisting of an agreement to sell any property in an asset sale permitted under Section 4.06, in each case, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(26) Liens deemed to exist in connection with Investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement; and Liens securing obligations in connection with Investments comprised of total return swaps and repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such total return swap or repurchase agreement;

(27) Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed the greater of $40.0 million and 1.0% of Total Assets at any one time outstanding;

(28) Liens securing Permitted Funding Indebtedness so long as any such Lien shall encumber only (A)(i) the assets acquired or originated with the proceeds of Permitted Funding Indebtedness, (ii) assets that consist of loans, mortgages, receivables, Securitization Assets and Permitted Investments of the type described in clauses (22) and (24) of the definition thereof and (iii) other similar assets subject to and pledged to secure such Indebtedness and (B) any intangible contract rights and proceeds of, and other, related documents, records and assets directly related to the assets set forth in clause (A);

(29) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary;

(30) Liens consisting of the rights of secured and potentially secured parties under the concentration account(s) of NewStar Concentration LLC and any other entity set up for a similar purpose;

(31) Liens to secure Indebtedness of any Excluded Restricted Subsidiary securing Indebtedness of such Excluded Restricted Subsidiary that is permitted by the terms of this Indenture to be Incurred; and

(32) (A) Standard Securitization Undertakings and (B) Liens on Securitization Assets and the proceeds thereof Incurred in connection with Permitted Securitization Indebtedness or permitted guarantees thereof.

For purposes of this definition, the term Indebtedness shall be deemed to include interest on such Indebtedness including interest which increases the principal amount of such Indebtedness.

“Permitted Securitization Indebtedness” means any Securitization Indebtedness in respect of loans, leases or other debt portfolio assets of a Permitted Business, including investments, participations or other interests therein so long as any Permitted Funding Indebtedness used to finance and warehouse the purchase, origination or pooling of any assets subject to such Securitization in connection with such Securitization is repaid to the extent of the net proceeds received by the Issuer and its Restricted Subsidiaries from the applicable Securitization Entity.

“Permitted Tax Distributions” means:

(1) with respect to any taxable period ending after the Closing Date for which the Issuer is treated as a partnership for U.S. federal income tax purposes, distributions to the Issuer’s equity owners in an aggregate amount equal to the product of (A) the taxable income of the Issuer for such taxable period, reduced by any cumulative net taxable loss with respect to all prior taxable periods ending after the Closing Date (determined as if all such taxable periods were one taxable period) to the extent such cumulative net taxable loss is of a character that would permit such loss to be deducted against the current period taxable income and (B) the highest combined marginal U.S. federal, state and local income tax rate applicable to any equity owner of the Issuer for such taxable period (taking into account the character of the taxable income in question (such as long term capital gain, qualified dividend or distribution income)); provided that Permitted Tax Distributions otherwise permitted under this clause (1) in respect of the taxable period beginning prior to the Closing Date shall be reduced by the amount of estimated tax payments that should have been made by the equity owners of the Issuer prior to the Closing Date (based on the assumptions used in this clause (1)); and

(2) with respect to any taxable period ending before the Closing Date for which the Issuer was treated as a partnership for U.S. federal income tax purposes, distributions to the Issuer’s equity owners in an aggregate amount equal to the product of (A) any additional taxable income for such taxable period resulting from a tax audit adjustment made after the Closing Date and (B) the highest combined marginal U.S. federal, state and local income tax rate applicable to any equity owner of the Issuer for such taxable period (taking into account the character of the additional taxable income in question (such as long term capital gain, qualified dividend or distribution income)).

“Person” means any individual, corporation, partnership, Joint Venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Rating Agency” means each of Fitch, Moody’s and S&P; provided that if Fitch, Moody’s or S&P are not making ratings of the Notes publicly available, the Issuer may, at its option, appoint another Nationally Recognized Statistical Rating Organization as a replacement for such Rating Agency and, following such appointment, such replacement rating agency shall be substituted in this definition for the rating agency that ceased to make a rating of the Notes publicly available; provided that the Issuer shall give notice of such appointment to the Trustee.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Issuer that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Issuer or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided that:

(1) the Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced or, if less, the Notes;

(2) if the Indebtedness being refinanced constituted Subordinated Indebtedness, such Refinancing Indebtedness also constitutes Subordinated Indebtedness; and

(3) Refinancing Indebtedness shall not include:

(A) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor; or

(B) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary.

Refinancing Indebtedness in respect of any Indebtedness may be Incurred from time to time after the termination, discharge or repayment of any such Indebtedness.

“Registration Rights Agreement” means (i) the Registration Rights Agreement related to the Notes dated as of the Closing Date, among the Issuer and the Initial Purchasers, as amended or supplemented, and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Notes in a private offering by the Issuer after the Closing Date.

“Regulation S-X” means Regulation S-X under the Securities Act.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Securitization” means a public or private transfer, sale or financing of Securitization Assets by which the Issuer or any of its Restricted Subsidiaries directly or indirectly securitizes a pool of Securitization Assets.

“Securitization Assets” means any assets capable of being securitized.

“Securitization Entity” means (a) any Person (whether or not a Restricted Subsidiary of the Issuer) established for the purpose of issuing asset-backed or mortgage-backed or mortgage pass-through securities of any kind, (b) any special purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (a) or holding securities in any related Securitization Entity, regardless of whether such person is an issuer of securities; provided that such person is not an obligor with respect to any Indebtedness of the Issuer or any Guarantor and (c) any special purpose Subsidiary of the Issuer formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities; provided that such person is not an obligor with respect to any Indebtedness of the Issuer or any Guarantor other than under Credit Enhancement Agreements. As of the Closing Date, NewStar Commercial Loan Depositor 2012-2 LLC, NewStar Commercial Loan Depositor 2013-1 LLC, NewStar Commercial Loan Depositor 2014-1 LLC, NewStar Commercial Loan Depositor 2015-1 LLC, NewStar Commercial Loan Funding 2012-1 LLC, NewStar Commercial Loan Funding 2012-2 LLC, NewStar Commercial Loan Funding 2013-1 LLC, NewStar Commercial Loan Funding 2014-1 LLC, NewStar Commercial Loan Funding 2015-1 LLC, NewStar Commercial Loan LLC 2006-1, NewStar Commercial Loan LLC 2007-1, NewStar Commercial Loan LLC 2009-1, NewStar Commercial Loan Trust 2006-1, NewStar Commercial Loan Trust 2007-1, NewStar Commercial Loan Trust 2009-1, NewStar LLC 2005-1, and NewStar Trust 2005-1 are Securitization Entities.

“Securitization Facility” means any of one or more securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Issuer or any of its Restricted Subsidiaries sells its Securitization Assets to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Entity that in turn sells Securitization Assets to a person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees paid to a person that is not a Restricted Subsidiary in connection with, any Securitization.

“Securitization Indebtedness” means (a) Indebtedness of any of Restricted Subsidiary incurred pursuant to on-balance sheet Securitizations treated as financings and (b) any Indebtedness consisting of advances made to any Restricted Subsidiary based upon securities issued by a Securitization Entity pursuant to a Securitization and acquired or retained by a Restricted Subsidiary.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Securitization to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a Securitization Asset or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Senior Management” means Timothy J. Conway, Peter A. Schmidt-Fellner and John K. Bray acting together.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

“Specified Event Offer” means an offer by the Issuer to purchase all of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to but excluding the date of repurchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Such offer will be commenced by the Issuer giving notice of such Specified Event Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions for which the Issuer is making the Specified Event Offer and offering to repurchase the Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, pursuant to the procedures required by this Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to Specified Event Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Securitization, including, without limitation, those relating to the investment management, servicing or other administration of the assets of a Securitization Entity, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any person, any Indebtedness (whether outstanding on the Closing Date or thereafter Incurred) which is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, Joint Venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(2) any partnership, Joint Venture, limited liability company or similar entity of which:

(A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of limited liability company, general, special or limited partnership interests or otherwise; and

(B) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Closing Date.

“Total Assets” mean, as of any date, the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent annual or quarterly consolidated balance sheet of the Issuer and its Restricted Subsidiaries that is internally available.

“Treasury Rate” means in the case of a redemption of the Notes, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to May 1, 2017; provided that if the period from the redemption date to May 1, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer in the manner provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer, respectively (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein), to be an Unrestricted Subsidiary only if:

(A) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Issuer or any other Subsidiary of the Issuer which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary except in the case of Indebtedness and Liens otherwise permitted under the Indenture; and

(B) such designation and the Investment of the Issuer in such Subsidiary complies with Section 4.04 hereof.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the Issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of its Board of Directors.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2) the sum of all such payments.

“Wholly Owned Domestic Subsidiary” means a Domestic Subsidiary of the Issuer, all of the Capital Stock of which is owned directly or indirectly by the Issuer.

SECTION 1.02. Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.07(a)
“Agent Members”	Appendix A
“Appendix”	Recitals
“Applicable Procedures”	Appendix A
“Asset Disposition Offer”	4.06(b)
“Asset Sale Payment Date”	4.06(f)(2)
“Bankruptcy Law”	6.01(a)
“Change of Control Offer”	4.08(a)
“Change of Control Payment”	4.08(a)
“Change of Control Payment Date”	4.08(a)(2)
“Clearstream”	Appendix A
“covenant defeasance option”	8.01(b)
“Covenant Suspension Date”	4.15(a)
“cross acceleration provision”	6.01(a)(4)(B)
“Custodian”	6.01(a)
“Definitive Note”	Appendix A
“Depositary”	Appendix A
“Euroclear”	Appendix A
“Event of Default”	6.01(a)
“Excess Proceeds”	4.06(b)

Term	Defined in Section

“Exchange Notes”	Recitals
“Global Note”	Appendix A
“Global Notes”	Appendix A
“Global Notes Legend”	Appendix A
“guarantee provision”	6.01(a)(8)
“Guaranteed Obligations”	10.01(a)
“Guarantors”	Preamble
“incorporated provision”	11.01
“Initial Agreement”	4.05(b)(15)
“Initial Lien”	4.14
“Initial Notes”	Recitals
“Initial Purchasers”	Appendix A
“Issuer”	Preamble
“judgment default provision”	6.01(a)(7)
“legal defeasance option”	8.01(b)
“Notes”	Recitals
“Notes Custodian”	Appendix A
“Paying Agent”	2.04(a)
“payment default”	6.01(a)(4)(A)
“Permitted Payments”	4.04(b)
“Private Exchange”	Appendix A
“Private Exchange Notes”	Appendix A
“protected purchaser”	2.08
“Purchase Agreement”	Appendix A
“QIB”	Appendix A
“Registered Exchange Offer”	Appendix A
“Registrar”	2.04(a)
“Registration Rights Agreement”	Appendix A
“Regulation S Global Note”	Appendix A
“Regulation S Notes”	Appendix A
“Regulation S”	Appendix A
“Restricted Notes Legend”	Appendix A
“Restricted Payment”	4.04(a)
“Restricted Period”	Appendix A
“Reversion Date”	4.15(b)
“Rule 144A”	Appendix A
“Rule 144A Notes”	Appendix A
“Rule 144A Global Note”	Appendix A
“Securities Act”	Appendix A
“Shelf Registration Statement”	Appendix A
“Successor Guarantor”	5.01(b)(1)
“Successor Issuer”	5.01(a)(1)
“Suspended Covenants”	4.15(a)

Term	Defined in Section

“Suspension Period”	4.15(b)
“Transfer Restricted Notes”	Appendix A
“Trustee”	Preamble

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes and the Note Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer, the Guarantors and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation; and

(e) words in the singular include the plural and words in the plural include the singular.

ARTICLE II

The Notes

SECTION 2.01. Amount of Notes; Issuable in Series. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series. All Notes of any one series shall be substantially identical except as to denomination.

With respect to any Additional Notes issued after the Closing Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 2.10 or 3.06 or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1) whether such Additional Notes shall be issued as part of a new or existing series of Notes and the title of such Additional Notes (which shall distinguish the Additional Notes of the series from Notes of any other series);

(2) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; provided, however, that any Additional Notes issued with original issue discount for Federal income tax purposes shall not be issued as part of the same series as any Notes that are issued with a different amount of original issue discount or are not issued with original issue discount;

(3) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of the Appendix in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof; and

(4) if applicable, that such Additional Notes shall not be issued in the form of Initial Notes as set forth in Exhibit A, but shall be issued in the form of Exchange Notes as set forth in Exhibit B.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or the indenture supplemental hereto setting forth the terms of the Additional Notes.

SECTION 2.02. Form and Dating. Provisions relating to the Initial Notes, the Additional Notes, the Private Exchange Notes and the Exchange Notes are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (a) Initial Notes and the Trustee’s certificate of authentication, (b) Private Exchange Notes and the Trustee’s certificate of authentication and (c) any Additional Notes (if issued as Transfer Restricted Notes) and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and any Additional Notes issued other than as Transfer Restricted Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.03. Execution and Authentication. One Officer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Notes as set forth in the Appendix.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04. Registrar and Paying Agent. (a) The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars. The Issuer initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Notes Custodian with respect to the Global Notes.

(b) The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any Wholly Owned Domestic Subsidiary may act as Paying Agent or Registrar.

(c) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee.

SECTION 2.05. Paying Agent to Hold Money in Trust. Prior to 10:00 a.m., New York City time, on each due date of the principal of and interest and liquidated damages (if any) on any Note, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Wholly Owned Domestic Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, interest and liquidated damages (if any) when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest and liquidated damages (if any) on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the Appendix. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.

Prior to the due presentation for registration of transfer of any Note, the Issuer, the Guarantors, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Notes) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, any Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

SECTION 2.08. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and

(c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.09. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. Subject to Section 11.06, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, interest and liquidated damages, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holder.

SECTION 2.11. Cancelation. The Issuer at any time may deliver Notes to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Issuer pursuant to written direction by an Officer. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.12. Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13. CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use “CUSIP” and ISIN numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE III

Redemption

SECTION 3.01. Notices to Trustee. If the Issuer elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed.

The Issuer shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02. Selection of Notes To Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee will select the applicable Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, as certified to the Trustee by the Issuer, and in compliance with the requirements of DTC, or if Notes are not so listed or such exchange prescribes no method of selection and such Notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis; provided that no Note of $2,000 in aggregate principal amount or less shall be redeemed in part. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Notes, the Issuer shall give a notice of redemption electronically, if the Notes are held through DTC, or by first class mail to each Holder of Notes to be redeemed at such Holder’s registered address, except that redemption notices may be given or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

The notice shall identify the Notes to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price and the amount of accrued interest to the redemption date;

(3) the name and address of the Paying Agent;

(4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

(6) if any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed;

(7) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(8) the CUSIP or ISIN number, if any, printed on the Notes being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

(b) At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

(c) Any redemption pursuant to paragraph 5 of the Notes and notice of such redemption may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent (including the consummation of a debt financing, an Equity Offering or other corporate transaction).

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is given or mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest and liquidated damages, if any, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest and liquidated damages, if any, shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Domestic Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and liquidated damages, if any, on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancelation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and liquidated damages, if any, on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered. In the case of a Global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof.

ARTICLE IV

Covenants

SECTION 4.01. Payment of Notes. The Issuer shall promptly pay the principal of and interest and liquidated damages, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, interest and liquidated damages, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. Reports. (a) Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer shall file with the SEC within the dates set forth below:

(1) within 90 days after the end of each fiscal year, annual reports of the Issuer containing substantially the same information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if the Issuer had been a reporting company under the Exchange Act;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of the Issuer containing substantially the same information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if the Issuer had been a reporting company under the Exchange Act; and

(3) within the time periods specified for filing Current Reports on Form 8-K after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if the Issuer had been a reporting company under the Exchange Act, current reports containing the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if the Issuer had been a reporting company under the Exchange Act.

(b) Notwithstanding the foregoing, the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing so long as the Issuer makes available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders, in each case, at the Issuer’s expense and by the applicable date the Issuer would be required to file such information pursuant to Section 4.02(a).

(c) At any time that any of the consolidated subsidiaries of the Issuer are not Restricted Subsidiaries, then the quarterly and annual reports required by Section 4.02(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the consolidated subsidiaries of the Issuer that are not Restricted Subsidiaries.

(d) So long as the Notes are outstanding and the reports described above are not filed with the SEC, the Issuer will maintain a website (that may be password protected) to which Holders, prospective investors, broker-dealers and securities analysts are given access promptly and to which all of the reports required by this Section 4.02 are posted. The Issuer will hold a conference call for the Holders and securities analysts to discuss such financial information no later than five Business Days after filing the annual financial information described in Section 4.02(a)(1) and after filing the quarterly financial information described in Section 4.02(a)(2) above (it being understood that such conference call may be the same conference call as with the Issuer’s equity investors and analysts). The Issuer will announce any such conference call at least three Business Days in advance.

(e) To the extent not satisfied by the reports referred to in Section 4.02(a), the Issuer shall furnish to Holders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(f) The Issuer also shall comply with the other provisions of Section 314(a) of the TIA.

SECTION 4.03. Limitation on Indebtedness. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Non-Funding Indebtedness (including Non-Funding Indebtedness that is Acquired Indebtedness); provided that the Issuer and any of its Restricted Subsidiaries may Incur Non-Funding Indebtedness if on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Consolidated Non-Funding Debt to Equity Ratio of the Issuer and its Restricted Subsidiaries is not greater than 1.75 to 1.00.

(b) Section 4.03(a) will not prohibit the Incurrence of the following Indebtedness to the extent such Indebtedness is Non-Funding Indebtedness:

(1) Non-Funding Indebtedness Incurred pursuant to any Credit Facility (including letters of credit or bankers’ acceptances issued or created under any Credit Facility) in a maximum aggregate principal amount at any time outstanding not exceeding the greater of $75.0 million and 2.5% of Total Assets;

(2) (A) Guarantees by the Issuer or any Restricted Subsidiary of Non-Funding Indebtedness of the Issuer or any Restricted Subsidiary so long as the Incurrence of such Non-Funding Indebtedness is permitted under the terms of the Indenture and (B) Guarantees and Limited Recourse Guarantees by the Issuer or a Restricted Subsidiary of Permitted Funding Indebtedness or Permitted Securitization Indebtedness;

(3) Non-Funding Indebtedness of the Issuer owing to and held by any Restricted Subsidiary or Non-Funding Indebtedness of a Restricted Subsidiary owing to and held by the Issuer or any Restricted Subsidiary; provided that:

(i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Non-Funding Indebtedness being beneficially held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and

(ii) any sale or other transfer of any such Non-Funding Indebtedness to a Person other than the Issuer or a Restricted Subsidiary of the Issuer,

shall be deemed, in each case, to constitute an Incurrence of such Non-Funding Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be; and provided further that if the Issuer or a Guarantor is the obligor on such Non-Funding Indebtedness, such Non-Funding Indebtedness is expressly subordinated in right of payment to all obligations of the Issuer or such Guarantor with respect to the Notes or the Note Guarantee of such Guarantor, as applicable.

(4) Non-Funding Indebtedness represented by (i) the Notes (other than any Additional Notes), including any Note Guarantee thereof, (ii) any Non-Funding Indebtedness (other than Non-Funding Indebtedness incurred pursuant to Section 4.03(b)(3) and (4)(i)) outstanding on the Closing Date, (iii) Refinancing Indebtedness (including, in the case of the Notes (other than any Additional Notes) and any Note Guarantee thereof, any exchange notes and related exchange guarantees to be issued in exchange therefor pursuant to the Registration Rights Agreement) Incurred in respect of any Indebtedness described in this clause (4) or clauses (5), (6), (7) or (12) of this Section 4.03(b) or Incurred pursuant to the Section 4.03(a), and (iv) Management Advances;

(5) Non-Funding Indebtedness of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that after giving effect to such acquisition, merger or consolidation, either:

(i) the Issuer would be permitted to Incur at least $1.00 of additional Non-Funding Indebtedness pursuant to the Consolidated Non-Funding Debt to Equity Ratio test set forth in Section 4.03(a); or

(ii) the Consolidated Non-Funding Debt to Equity Ratio of the Issuer and its Restricted Subsidiaries would not be greater than immediately prior to such acquisition, merger or consolidation;

(6) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(7) Non-Funding Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Non-Funding Indebtedness Incurred pursuant to this clause (7) and then outstanding and any Refinancing Indebtedness in respect thereof, does not exceed the greater of (i) $25.0 million and (ii) 1.0% of Total Assets at the time of Incurrence;

(8) Non-Funding Indebtedness in respect of (i) workers’ compensation claims, self-insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment, customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Issuer or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business, (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Non-Funding Indebtedness is extinguished within five Business Days of Incurrence; (iii) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business; (iv) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business; and (v) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business;

(9) Non-Funding Indebtedness arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets, Person or any Capital Stock of a Subsidiary; provided that the amount of such Non-Funding Indebtedness pursuant to this clause (9) shall not exceed the consideration amount actually received by the Issuer or its Restricted Subsidiaries in connection with such disposition;

(10) Non-Funding Indebtedness consisting of promissory notes issued by the Issuer or any of its Subsidiaries to any current or former employee, director, manager or consultant of the Issuer or any of its Subsidiaries (or permitted transferees, assigns, estates, or heirs of such employee, director, manager or consultant) to finance the purchase or redemption of Capital Stock of the Issuer that is permitted by Section 4.04;

(11) Non-Funding Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of the financing of insurance premiums Incurred in the ordinary course of business;

(12) Subordinated Indebtedness with a Stated Maturity one year or more after the final maturity of the Notes in an aggregate principal amount which, together with any Refinancing Indebtedness in respect thereof, will not exceed $100.0 million outstanding at any one time;

(13) Non-Funding Indebtedness of the Issuer or a Restricted Subsidiary to the extent the net cash proceeds thereof are applied (i) to redeem the Notes in full or (ii) to defease or discharge the Notes, in each case in accordance with the terms of this Indenture; and

(14) Non-Funding Indebtedness in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Non-Funding Indebtedness Incurred pursuant to this clause (14) and then outstanding, will not exceed $40.0 million.

(c) For purposes of determining compliance with, and the outstanding principal amount of any particular Non-Funding Indebtedness Incurred pursuant to and in compliance with, this Section 4.03:

(1) in the event that all or any portion of any item of Non-Funding Indebtedness meets the criteria of more than one of the types of Non-Funding Indebtedness described in Section 4.03(a) and (b), the Issuer, in its sole discretion, will classify such Non-Funding Indebtedness and only be required to include the amount and type of such Non-Funding Indebtedness in one of the clauses of Section 4.03(a) or (b);

(2) additionally, all or any portion of any item of Non-Funding Indebtedness may later be reclassified as having been Incurred pursuant to any type of Non-Funding Indebtedness described in Section 4.03(a) and (b) so long as such Non-Funding Indebtedness is permitted to be Incurred pursuant to such provision and any related Liens are permitted to be Incurred at the time of reclassification;

(3) Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Non-Funding Indebtedness that is otherwise included in the determination of a particular amount of Non-Funding Indebtedness shall not be included;

(4) for purposes of calculating the Consolidated Non-Funding Debt to Equity Ratio as of any date of determination, the principal amount of:

(i) a Limited Recourse Guarantee of Permitted Funding Indebtedness or Permitted Securitization Indebtedness shall equal the amount, if any, required to be recognized as a liability on the balance sheet of the Issuer or such Restricted Subsidiary in respect of such Limited Recourse Guarantee; and

(ii) a Guarantee of Permitted Funding Indebtedness or Permitted Securitization Indebtedness shall equal the greater of (x) the amount, if any, required to be recognized as a liability on the balance sheet of the Issuer or such Restricted Subsidiary in respect of such Guarantee or (y) the amount, as determined in good faith by the Issuer (based, to the extent set forth therein, on the valuation methodology set forth in such Permitted Funding Indebtedness or Permitted Securitization Indebtedness), by which the principal amount of such Permitted Funding Indebtedness or Permitted Securitization Indebtedness (or other amount representing the liability amount in respect of such Permitted Funding Indebtedness or Permitted Securitization Indebtedness) exceeds, in the case of Permitted Funding Indebtedness, the value or carrying amount of the assets serving as collateral or other form of credit support for such Permitted Funding Indebtedness or, in the case of Permitted Securitization Indebtedness, the Securitization Assets for such Permitted Securitization Indebtedness;

(5) the principal amount of any Disqualified Stock of the Issuer or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price or the liquidation preference thereof;

(6) Non-Funding Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Non-Funding Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.03 permitting such Non-Funding Indebtedness; and

(7) the amount of Non-Funding Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of GAAP.

(d) Accrual of interest, accrual of dividends or distributions, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Non-Funding Indebtedness, the payment of dividends or distributions in the form of additional shares of Preferred Stock or

Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP, will not be deemed to be an Incurrence of Non-Funding Indebtedness for purposes of this Section 4.03. The amount of any Non-Funding Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Non-Funding Indebtedness issued with original issue discount and (b) the principal amount of the Non-Funding Indebtedness, or liquidation preference thereof, in the case of any other Non-Funding Indebtedness.

(e) If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Non-Funding Indebtedness of such Subsidiary and any Liens upon the property or assets of such Subsidiary securing Indebtedness shall be deemed to be Incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Non-Funding Indebtedness or any such Lien is not permitted to be Incurred as of such date under this Section 4.03, the Issuer shall be in default of this Section 4.03).

(f) Notwithstanding any other provision of this Section 4.03, the maximum amount of Non-Funding Indebtedness that the Issuer or a Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Non-Funding Indebtedness Incurred to refinance other Non-Funding Indebtedness, if Incurred in a different currency from the Non-Funding Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(g) The Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, Incur any Non-Funding Indebtedness (including Non-Funding Indebtedness that is Acquired Indebtedness) that is subordinated or junior in right of payment to any Non-Funding Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Non-Funding Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Note Guarantee to the extent and in the same manner as such Non-Funding Indebtedness is subordinated to other Non-Funding Indebtedness of the Issuer or such Guarantor, as the case may be.

(h) Unsecured Indebtedness shall not be treated as subordinated or junior to secured Indebtedness merely because such Indebtedness is unsecured. Senior Indebtedness shall not be treated as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral.

SECTION 4.04. Limitation on Restricted Payments. (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1) declare or pay any dividend or make any distribution on or in respect of the Issuer’s or any Restricted Subsidiary’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) except:

(i) dividends or distributions payable in Capital Stock of the Issuer (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock; and

(ii) dividends or distributions payable to any of the Issuer or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Issuer or another Restricted Subsidiary on no more than a pro rata basis);

(2) purchase, repurchase, redeem, retire or otherwise acquire or retire for value any Capital Stock of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary;

(3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment in respect of such Subordinated Indebtedness (other than (i) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement, (ii) any Non-Funding Indebtedness Incurred pursuant to Section 4.03(b)(3) and (iii) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Permitted Funding Indebtedness or Permitted Securitization Indebtedness); or

(4) make any Restricted Investment;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) are referred to herein as a “Restricted Payment”), if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment:

(A) a Default shall have occurred and be continuing (or would result immediately thereafter therefrom);

(B) the Issuer is not able to Incur an additional $1.00 of Non-Funding Indebtedness pursuant to Section 4.03(a) after giving effect, on a pro forma basis, to such Restricted Payment; or

(C) the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Closing Date (and not returned or rescinded) (including Permitted Payments permitted by

Section 4.04(b) clauses (1) (without duplication of the declaration of the dividend or delivery of a redemption notice), (5), (9), (11) and (13), but excluding all other Restricted Payments permitted by Section 4.04(b)) would exceed the sum of (without duplication):

(i) 50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the fiscal quarter in which the Closing Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal consolidated financial statements of the Issuer are available (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii) 100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock) or otherwise contributed to the equity (other than through the issuance of Disqualified Stock) of the Issuer subsequent to the Closing Date;

(iii) 100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Issuer or any Restricted Subsidiary from the issuance or sale (other than to the Issuer or a Restricted Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any Subsidiary of the Issuer for the benefit of its employees to the extent funded by the Issuer or any Restricted Subsidiary) by the Issuer or any Restricted Subsidiary subsequent to the Closing Date of any Indebtedness or Disqualified Stock that has been converted into or exchanged for Capital Stock of the Issuer (other than Disqualified Stock) plus, without duplication, the amount of any cash, and the fair market value of property or assets or marketable securities, received by the Issuer or any Restricted Subsidiary upon such conversion or exchange;

(iv) 100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of: (i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Closing Date; or (ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent of the amount of the Investment in such Unrestricted Subsidiary made by the Issuer or a Restricted Subsidiary pursuant to Section 4.04(b)(14) or to the extent of the amount of the Investment that constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Closing Date; and

(v) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined by the Board of Directors of the Issuer acting in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Non-Funding Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Non-Funding Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment in such Unrestricted Subsidiary made by the Issuer or a Restricted Subsidiary pursuant to Section 4.04(b)(14) or to the extent of the amount of the Investment that constituted a Permitted Investment.

(b) Section 4.04(a) will not prohibit any of the following (collectively, “Permitted Payments”):

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(2) a Restricted Payment in exchange for, or out of the net proceeds from the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Issuer) of Capital Stock (other than Disqualified Stock) of the Issuer or from the substantially concurrent contribution to the capital of the Issuer; provided that the amount of any such net proceeds that are utilized for any such Restricted Payment will be excluded from Section 4.04(a)(4)(C)(iii);

(3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be Incurred pursuant to Section 4.03;

(4) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Issuer or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Preferred Stock (other than an issuance of Disqualified Stock of the Issuer or Preferred Stock of a Restricted Subsidiary to replace Preferred Stock (other than Disqualified Stock) of the Issuer) of the Issuer or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 4.03;

(5) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary:

(A) from Net Available Cash to the extent permitted under Section 4.06, but only if the Issuer shall have first made an Asset Disposition Offer and purchased all Notes tendered pursuant to such Asset Disposition Offer, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or

(B) to the extent required by the agreement governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Issuer shall have first made a Change of Control Offer or a Specified Event Offer and purchased all Notes tendered pursuant to such Change of Control Offer or Specified Event Offer, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock;

(C) to the extent required by the agreement governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, following the occurrence of any reorganization, merger, sale, conveyance, transfer, lease, transaction, agreement or other arrangement occurring which results in the Issuer or any of its controlled Affiliates becoming, or being required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, but only if (i) the Issuer shall have first made a Specified Event Offer and purchased all Notes tendered pursuant to such Specified Event Offer, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock and (ii) a Default or an Event of Default has not occurred and is continuing as a result of such occurrence; or

(6) Management Stock Repurchases within 12 months of the Closing Date in an aggregate amount not to exceed $15.0 million;

(7) the declaration and payment of dividends or distributions on Disqualified Stock, or Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Section 4.03;

(8) purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof;

(9) the purchase, repurchase, redemption or other acquisition for value of Capital Stock of the Issuer deemed to occur in connection with paying cash in lieu of fractional shares of such Capital Stock, provided that any such purchase, repurchase, redemption or other acquisition for value of Capital Stock of the Issuer shall not be for the purpose of evading any limitation of this Section 4.04 or otherwise to facilitate any dividend, distribution or other return of capital to the holders of such Capital Stock (as determined in good faith by the Board of Directors);

(10) distributions or payments of Securitization Fees;

(11) the declaration of dividends or distributions, repurchases of Capital Stock of the Issuer or Management Stock Repurchases so long as the aggregate Restricted Payments made under this clause (11) do not exceed $5.0 million in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum of $10.0 million being carried over in any fiscal year);

(12) Permitted Tax Distributions;

(13) payments and distributions to dissenting stockholders (that are not Affiliates of the Issuer) pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Issuer that complies with the terms of the Indenture, including Section 5.01; and

(14) so long as no Default or Event of Default has occurred and is continuing (or would result from), Restricted Payments (including loans or advances) in an aggregate amount outstanding at the time made not to exceed $25.0 million

(c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash

Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash, in each case over $25.0 million, shall be determined conclusively by the Board of Directors of the Issuer acting in good faith.

(d) For the avoidance of doubt, this Section 4.04 shall not restrict the making of any “AHYDO catch-up payment” with respect to, and required by the terms of, any Indebtedness of the Issuer or any Restricted Subsidiaries permitted to be incurred under the terms of this Indenture.

SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to the Issuer or any Restricted Subsidiary;

(2) make any loans or advances to the Issuer or any Restricted Subsidiary; or

(3) sell, lease or transfer any of its property or assets to the Issuer or any Restricted Subsidiary;

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction.

(b) Section 4.05(a) shall not prohibit:

(1) any encumbrance or restriction pursuant to any agreement or instrument in effect at or entered into on the Closing Date;

(2) any encumbrance or restriction pursuant to this Indenture, the Notes and the Note Guarantees;

(3) any encumbrance or restriction pursuant to applicable law, rule, regulation or order or required by any regulatory authority;

(4) any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Issuer or any Restricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by the Issuer or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Issuer or was merged, consolidated or otherwise combined with or into the Issuer or any Restricted Subsidiary or entered into in contemplation of or in connection with such transaction) and outstanding on such date; provided that, for the purposes of this clause, if another Person is the Successor Issuer, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Issuer or any Restricted Subsidiary when such Person becomes the Successor Issuer;

(5) any encumbrance or restriction:

(A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement;

(B) contained in mortgages, pledges, charges or other security agreements permitted under this Indenture or securing Indebtedness of the Issuer or a Restricted Subsidiary permitted under this Indenture to the extent such encumbrances or restrictions restrict the transfer or encumbrance of the property or assets subject to such mortgages, pledges, charges or other security agreements; or

(C) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary;

(6) any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions on the property so acquired;

(7) any encumbrance or restriction imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of the Issuer or any Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(8) customary provisions in leases, licenses, Joint Venture agreements and other similar agreements and instruments;

(9) any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

(10) any encumbrance or restriction pursuant to Hedging Obligations;

(11) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be Incurred or issued subsequent to the Closing Date pursuant to Section 4.03 that impose restrictions solely on the Foreign Subsidiaries party thereto or their Subsidiaries;

(12) provisions in agreements evidencing Permitted Funding Indebtedness and restrictions or requirements created in connection with any Securitization Facility that are necessary or advisable to effect such Securitization Facility or applicable to any special purpose Subsidiary of the Issuer formed in connection therewith;

(13) any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Closing Date pursuant to Section 4.03 if the encumbrances and restrictions contained in any such agreement or instrument are reasonably required under then current market conditions (as determined in good faith by the Issuer) and where either (A) the Issuer determines at the time of issuance of such Indebtedness that such encumbrances or restrictions will not adversely affect, in any material respect, the Issuer’s ability to make principal or interest payments on the Notes or (B) such encumbrance or restriction applies only during the continuance of a default relating to such Indebtedness;

(14) any encumbrance or restriction existing by reason of any lien permitted under Section 4.14; or

(15) any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise refinances, an agreement or instrument referred to in clauses (1) to (14) of this paragraph or this Section 4.05(b) (an “Initial Agreement”) or contained in any amendment, extension, renewal, restatement, refunding, replacement, refinancing, supplement or other modification to an agreement referred to in clauses (1) to (14) of this Section 4.05(b) or this clause (15); provided that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Holders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Issuer).

SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap);

(2) in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 75% of the consideration from such Asset Disposition received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer or such Restricted Subsidiary, as the case may be:

(A) to the extent the Issuer or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), (i) to prepay, repay or purchase any Indebtedness of a Non-Guarantor, Indebtedness that is secured by a Lien or Permitted Funding Indebtedness (in each case, other than Indebtedness owed to the Issuer or any Restricted Subsidiary) within 365 days from the receipt of such Net Available Cash; provided that, in connection with any prepayment, repayment or purchase of Non-Funding Indebtedness pursuant to this clause (i), the Issuer or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or (ii) to prepay, repay or purchase Pari Passu Indebtedness; provided that to the extent the Issuer redeems, repays or repurchases Pari Passu Indebtedness pursuant to this clause (ii), the Issuer either shall equally and ratably reduce obligations under the Notes under paragraph 5 of the Notes, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or shall make an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest and liquidated damages, if any, for the amount of Notes that would otherwise be redeemed or purchased; or

(B) to the extent the Issuer or such Restricted Subsidiary elects, to invest in or commit to invest in Additional Assets (including Securitization Assets and by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Issuer or another Restricted Subsidiary) within 365 days from the later of (i) the date of such Asset Disposition and (ii) the receipt of such Net Available Cash; provided that any such reinvestment in Additional Assets made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors of the Issuer that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 180 days of such 365th day;

provided that pending the final application of any such Net Available Cash in accordance with clause (A) or clause (B) in Section 4.06(a)(3), the Issuer and its Restricted Subsidiaries may temporarily reduce Indebtedness (including Permitted Funding Indebtedness) or otherwise use such Net Available Cash in any manner not prohibited by this Indenture.

(b) Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds” under this Indenture. If on the day after expiration of the period set forth in Section 4.06(a)(3)(B) the aggregate amount of Excess Proceeds under this Indenture exceeds $25.0 million, the Issuer will within 10 Business Days be required to make an offer (“Asset Disposition Offer”) to all Holders of Notes issued under this Indenture and, to the extent the Issuer elects, to all holders of other outstanding Pari Passu Indebtedness, to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to, but not including, the date of purchase (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for or permitted by the terms of such Pari Passu Indebtedness), in accordance with the procedures set forth in this Section or the agreements governing the Pari Passu Indebtedness, as applicable, and in integral multiples of $1,000. The Issuer will deliver notice of such Asset Disposition Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Asset Disposition and offering to repurchase the Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice.

(c) To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of the Notes surrendered in any Asset Disposition Offer by Holders and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Indebtedness. The Issuer or the paying agent, as the case may be, shall promptly mail or deliver to each tendering holder of Notes so validly tendered and not withdrawn, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon delivery of an Officer’s Certificate from the Issuer will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be issued in minimum denominations of Notes of $2,000 and in integral multiples of $1,000 in excess thereof. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(d) To the extent that any portion of Net Available Cash payable in respect of the Notes is denominated in a currency other than U.S. dollars, the amount thereof payable in respect of the Notes shall not exceed the net amount of funds in U.S. dollars that is actually received by the Issuer upon converting such portion into U.S. dollars.

(e) For the purposes of Section 4.06(a)(2) hereof, the following will be deemed to be cash:

(1) the assumption by the transferee of Indebtedness or other liabilities of the Issuer or a Restricted Subsidiary (other than Subordinated Indebtedness of the Issuer or a Guarantor or contingent liabilities) and the release of the Issuer or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Disposition;

(2) securities, notes or other obligations received by the Issuer or any Restricted Subsidiary of the Issuer from the transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

(3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Issuer and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;

(4) consideration consisting of Indebtedness of the Issuer or a Guarantor (other than Subordinated Indebtedness) received after the Closing Date from Persons who are not the Issuer or any Restricted Subsidiary; and

(5) any Designated Non-Cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 4.06, not to exceed the greater of $70.0 million and 2.5% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(f) Upon the commencement of an Asset Disposition Offer, the Issuer shall send, or cause to be sent, electronically or by first class mail, a notice to the Trustee and to each Holder at its registered address or otherwise in accordance with the procedures of DTC. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Asset Disposition Offer. Any Asset Disposition Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

(1) that the Asset Disposition Offer is being made pursuant to this Section 4.06 and that, to the extent lawful, all Notes properly tendered and not withdrawn shall be accepted for payment (unless prorated);

(2) the Asset Disposition payment amount, the Asset Disposition offered price, and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days nor later than 60 days from the date such notices is mailed (the “Asset Sale Payment Date”);

(3) that any Notes not properly tendered or accepted for payment shall continue to accrue interest in accordance with the terms thereof;

(4) that, unless the Issuer default in making such payment, any Notes accepted for payment pursuant to the Asset Disposition Offer shall cease to accrue interest on and after the Asset Sale Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to any Asset Disposition Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day before the Asset Sale Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Asset Disposition Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Disposition payment amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof shall be outstanding); and

(8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry).

(g) If the Asset Sale Payment Date is on or after a record date and on or before the related interest payment date, any accrued and unpaid interest and liquidated damages (if any) shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Disposition Offer.

(h) On the Asset Sale Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Asset Disposition Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Asset Disposition payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(i) The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

SECTION 4.07. Limitation on Affiliate Transactions. (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer (an “Affiliate Transaction”) involving aggregate value in excess of $5.0 million unless:

(1) the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate; and

(2) in the event such Affiliate Transaction involves an aggregate value in excess of $25.0 million, the terms of such transaction have been approved by a majority of the Disinterested Directors of the Issuer.

(b) Section 4.07(a) shall not apply to:

(1) any Restricted Payment permitted to be made pursuant to Section 4.04, or any Permitted Investment;

(2) any issuance or sale of Capital Stock, options or other equity-related interests of the Issuer pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Issuer, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors, managers or consultants approved by the Board of Directors of the Issuer in the ordinary course of business

(3) any transaction between or among the Issuer and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries;

(4) the payment of compensation, reasonable fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, managers, officers, consultants or employees of the Issuer or any Restricted Subsidiary of the Issuer (whether directly or indirectly and including through any Person owned or controlled by any of such directors, managers, officers or employees);

(5) the entry into and performance of obligations of the Issuer or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Closing Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this Section 4.07 or to the extent not more disadvantageous to the Holders in any material respect;

(6) any customary transaction with a Securitization Entity effected as part of a Securitization;

(7) any transaction between or among the Issuer or any Restricted Subsidiary and any Person that is an Affiliate of the Issuer only because (i) the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate; and/or (ii) the Issuer or a Restricted Subsidiary has been appointed to manage the investments and assets of such Person;

(8) issuances or sales of Capital Stock (other than Disqualified Stock) of the Issuer or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Issuer or any Restricted Subsidiary;

(9) transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.07(a)(1);

(10) the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under the terms of, any equityholders agreement (including any management agreement, registration rights agreement, investment agreement or purchase agreements related thereto) to which it is party as of the Closing Date and any similar agreement that it may enter into thereafter; provided that the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under any future amendment to any such agreement or under any similar agreement entered into after the Closing Date will only be permitted under this clause to the extent that the terms of any such amendment or new agreement are not otherwise relatively disadvantageous to the Holders in any material respects; and

(11) any purchases by the Issuer’s Affiliates of Indebtedness or Disqualified Stock of the Issuer or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Issuer’s Affiliates; provided that such purchases by the Issuer’s Affiliates are on the same terms as such purchases by such Persons who are not the Issuer’s Affiliates.

SECTION 4.08. Change of Control. (a) If a Change of Control occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes pursuant to paragraph 5 of the Notes, the Issuer shall make an offer to purchase all of the Notes (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to but excluding the date of repurchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will give notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, pursuant to the procedures required by the Indenture and described in such notice:

(1) that a Change of Control Offer is being made pursuant to this Section 4.08, and that, to the extent lawful, all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which shall not be less than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered shall remain outstanding and continue to accrue interest;

(4) that unless the Issuer default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest, on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that Holders whose Notes are being purchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to at least $2,000 or any integral multiple of $1,000 in excess of $2,000;

(8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Issuer, consistent with this Section 4.08, that a Holder must follow.

The Paying Agent will promptly deliver to each Holder of the Notes tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and liquidated damages, if any, will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change of Control Offer.

(b) On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(c) The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary in this Section 4.08, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(d) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

SECTION 4.09. Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officer’s Certificate stating that in the course of the performance by the signer of their duties as an Officer of the Issuer they would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with Section 314(a)(4) of the TIA.

SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.11. Limitation on Guarantees. (a) The Issuer will not permit any of its Domestic Subsidiaries that are Restricted Subsidiaries other than (i) a Guarantor, (ii) an Excluded Restricted Subsidiary or (iii) a Securitization Entity, to Incur any Non-Funding Indebtedness (other than Preferred Stock) or Guarantee the payment of any Credit Facilities of the Issuer or any other Guarantor that are Non-Funding Indebtedness unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture and a joinder or supplement to the Registration Rights Agreement providing for a senior

Note Guarantee by such Restricted Subsidiary; provided that (A) if such Non-Funding Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Note Guarantee, any such Guarantee by such Restricted Subsidiary with respect to such Non-Funding Indebtedness shall be subordinated in right of payment to such Note Guarantee substantially to the same extent as such Non-Funding Indebtedness is subordinated to the Notes or such Guarantor’s Note Guarantee; and (B) if the Notes or such Guarantor’s Note Guarantee are subordinated in right of payment to such Non-Funding Indebtedness, the Note Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s Guarantee with respect to such Non-Funding Indebtedness substantially to the same extent as the Notes or the Guarantor’s Note Guarantee are subordinated to such Non-Funding Indebtedness;

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until payment in full of obligations under this Indenture; and

(3) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions) stating that:

(A) such supplemental indenture has been duly authorized, executed and delivered; and

(B) such supplemental indenture constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principals of equity;

provided that this Section 4.11 shall not be applicable to any Non-Funding Indebtedness of any Restricted Subsidiary or guarantee of any Restricted Subsidiary, in each case, that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

(b) The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor. If the Issuer so elects in respect of a Subsidiary, such Subsidiary shall only be required to comply with the 30-day period described in this Section 4.11.

SECTION 4.12. Conduct of Business. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

SECTION 4.13. Designation of Restricted and Unrestricted Subsidiaries. (a)Except for during a Suspension Period, the Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.04 or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

(b) Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the preceding conditions and was permitted by Section 4.04.

(c) The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Non-Funding Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Non-Funding Indebtedness and Liens by a Restricted Subsidiary of the Issuer of any Liens of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Non-Funding Indebtedness is permitted under Section 4.03 calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; (2) such Liens are permitted under the covenant described under Section 4.14 and (3) that designation would not cause a Default. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the preceding conditions.

SECTION 4.14. Limitation on Liens. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or permit to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of a Restricted Subsidiary of the Issuer), whether owned on the Closing Date or acquired after that date, which Lien secures any Indebtedness (such Lien, the “Initial Lien”), without effectively providing that the Notes (or, if the applicable Restricted Subsidiary is a Guarantor, the Note Guarantee of such Restricted Subsidiary)

shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured. Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

SECTION 4.15. Suspension of Covenants on Achievement of Investment Grade Status. (a) Following the first day: (1) the Notes have achieved Investment Grade Status; and (2) no Default or Event of Default has occurred and is continuing under this Indenture, then, beginning on that day (the “Covenant Suspension Date”) and continuing until the Reversion Date (as defined below), the Issuer and its Restricted Subsidiaries will not be subject to Sections 4.03, 4.04, 4.05, 4.07, 4.11, 4.14 and 5.01(a)(3) (collectively, the “Suspended Covenants”).

(b) If at any time the Notes cease to have such Investment Grade Status, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reversion Date”) and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain Investment Grade Status (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Status); provided that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the “Suspension Period.” During the Suspension Period no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.

(c) On the Reversion Date, all Non-Funding Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to Section 4.03(a) or one of the clauses set forth in Section 4.03(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to the Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Non-Funding Indebtedness would not be so permitted to be Incurred pursuant to Section 4.03(a) or (b), such Non-Funding Indebtedness will be deemed to have been outstanding on the Closing Date, so that it is classified as permitted under Section 4.03(b)(4)(ii). On and after the Reversion Date, all Liens created during the Suspension Period will be considered Permitted Liens permitted under clause (11) of the definition thereof. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect since the Closing Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension

Period will reduce the amount available to be made as Restricted Payments under Section 4.04(a) and the items specified in Sections 4.04(c)(i) through (v) shall increase the amount available under Section 4.04(c). For purposes of determining compliance with Section 4.06, on the Reversion Date, the Excess Proceeds from all Asset Dispositions not applied in accordance with such covenant shall be deemed to be reset to zero. In addition, during the Suspension Period any future obligation to grant further Note Guarantees shall be suspended and shall be reinstated upon the Reversion Date.

(d) The Issuer shall send prompt written notice to the Trustee if a Covenant Suspension Date or a Reversion Date occurs. The Trustee shall not be deemed to have knowledge of any Covenant Suspension Date or Reversion Date unless a Trust Officer has received the notice referred to in this Section 4.15(d).

ARTICLE V

Successor Issuer

SECTION 5.01. Merger and Consolidation. (a) The Issuer will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Issuer”) will be a Person organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Issuer (if not the Issuer) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Issuer under the Notes and this Indenture and if such Successor Issuer is not a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws;

(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Issuer or any Subsidiary of the Successor Issuer as a result of such transaction as having been Incurred by the Successor Issuer or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction, either (i) the Successor Issuer would be able to Incur at least an additional $1.00 of Non-Funding Indebtedness pursuant to Section 4.03(a) or (ii) the Consolidated Non-Funding Debt to Equity Ratio of the Issuer and its Restricted Subsidiaries would not be greater than it was immediately prior to giving effect to such transaction; and

(4) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel stating that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Issuer; provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of Section 5.01(a)(2) and (3).

For purposes of this Section 5.01(a), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

The Successor Issuer will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture but in the case of a lease of all or substantially all its assets, the predecessor Issuer will not be released from its obligations under this Indenture or the Notes.

Notwithstanding Section 5.01(a)(2), (a)(3) and (a)(4) (which do not apply to transactions referred to in this sentence), (i) any Restricted Subsidiary of the Issuer may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Issuer and (ii) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary. Notwithstanding Section 5.01(a)(3) (which does not apply to transactions referred to in this sentence), the Issuer may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Issuer, becoming a direct or indirect wholly-owned subsidiary of a holding company, reincorporating the Issuer in another jurisdiction under the laws of the United States of America, any State of the United States or the District of Columbia, or changing the legal form of the Issuer (so long as if the Issuer after such change of legal form is not a corporation, a co-obligor of the Notes is a corporation organized or existing under the laws of the United States of America, any State of the United States or the District of Columbia).

(b) A Guarantor (other than a Guarantor whose Note Guarantee is to be released in accordance with the terms of the Note Guarantee and this Indenture) shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1) if the resulting, surviving or transferee Person remains a Subsidiary of the Issuer, (i) the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a Person organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia, (ii) the Successor Guarantor (if not the Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Guarantor under its Note Guarantee and the Indenture and (iii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any Subsidiary of the Successor Guarantor as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; or

(2) if the resulting, surviving or transferee Person is not a Subsidiary of the Issuer, such merger, conveyance, transfer or lease complies with Section 4.06.

The Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture but in the case of a lease of all or substantially all its assets, the predecessor Guarantor will not be released from its obligations under this Indenture or its Note Guarantee.

Notwithstanding Section 5.01(b), (i) any Guarantor may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Issuer or another Guarantor and (ii) any Guarantor may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Guarantor, reincorporating the Guarantor in another jurisdiction under the laws of the United States of America, any State of the United States or the District of Columbia, or changing the legal form of the Guarantor.

(c) Sections 5.01(a) and (b) (other than the requirements of Section 5.01(a)(2)) shall not apply to the creation of a new Subsidiary as a Restricted Subsidiary of the Issuer.

ARTICLE VI

Defaults and Remedies

SECTION 6.01. Events of Default. (a) An “Event of Default” occurs if:

(1) the Issuer defaults in any payment of interest on any Note when due and payable, continued for 30 days;

(2) the Issuer defaults in the payment of the principal amount of or premium, if any, on any Note issued under this Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3) the Issuer (a) fails to comply with Section 4.08 and Section 5.01; and (b) fails to comply with the Issuer’s agreements or obligations contained in this Indenture (other than those referred to in clause (1), (2) or (3)(a) above) for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of 25% in principal amount of the outstanding Notes;

(4) default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer any of its Restricted Subsidiaries) other than Indebtedness owed to the Issuer or a Restricted Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default:

(A) is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (“payment default”); or

(B) results in the acceleration of such Indebtedness prior to its stated final maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $30.0 million or more;

(5) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Issuer or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 consecutive days;

(7) any of the Issuer or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, fail to pay final judgments aggregating in excess of $30.0 million (net of any amounts covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies, in each case, to the extent not disclaimed) which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after each such judgment becomes final, and in the event any such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed (the “judgment default provision”); and

(8) any Note Guarantee by a Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, is declared to be null and void and unenforceable (other than in accordance with the terms of this Indenture) or any such Guarantor or group of Guarantors denies or disaffirms its obligations under its Note Guarantee, other than in accordance with the terms thereof or upon release of such Note Guarantee in accordance with this Indenture (the “guarantee provision”).

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (3)(b) above is not an Event of Default until the Trustee notifies the Issuer or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuer and the Trustee of the Default and the Issuer or the Guarantor, as applicable, does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6)) occurs and is continuing, the Trustee by written notice to the Issuer, or the Holders of at least 25% in principal amount of the outstanding Notes by written notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest and liquidated damages, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and interest and liquidated damages, if any, shall be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default specified in Section 6.01(4) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(4) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto and if (x) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default specified in Section 6.01(5) or (6) with respect to the Issuer occurs, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive any past or existing Default and rescind any such acceleration with respect to such Notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction except (a) a Default in the payment of the principal of or premium or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any), interest and liquidated damages (if any) when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest and liquidated damages, if any, on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer, any Subsidiary or Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, and any liquidated damages without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, interest and any liquidated damages, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but the Trustee need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain reports and statements of the Issuer as provided herein, but shall have no duty whatsoever to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Issuer.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney.

(g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be signed by an Officer of the issuer.

(h) The Trustee shall be under obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to its against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

(j) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l) The permissive rights of the trustee to do things enumerated in this Indenture shall not be construed as duties.

(m) In no event shall the Trustee be liable to any person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustees has been advised of the likelihood of such loss or damage.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Note Guarantee or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(3), (4), (7) or (8) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 11.02 hereof from the Issuer, any Guarantor or any Holder and such notice references the Notes and this Indenture.

SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a trust officer. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each April 15 beginning with the April 15 following the date of this Indenture, and in any event prior to June 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such April 15 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Issuer agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services as set forth in a fee letter provided by the Trustee to the Issuer from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer and each Guarantor, jointly and severally shall indemnify the

Trustee against any and all loss, liability, damages, claims, taxes or expense (including reasonable attorneys’ fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer and the Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and the Guarantors, as applicable, and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own wilful misconduct, negligence or bad faith.

To secure the Issuer’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and liquidated damages, if any, on particular Notes.

The Issuer’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Notes; Defeasance. (a) When (1) (A) all the Notes previously authenticated and delivered (other than Notes replaced or paid pursuant to Section 2.08) have been delivered to the Trustee for cancellation or (B) all Notes not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, (2) the Issuer has deposited or caused to be deposited with the Trustee, money or U.S. Government Obligations, or a combination thereof, as applicable in an amount sufficient to pay and discharge the entire indebtedness on the Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest and liquidated damages, if any, to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; (3) the Issuer has paid or caused to be paid all other sums payable under the Indenture; and (4) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions) each to the effect that all conditions precedent under this Section 8.01(a) have been complied with; provided that any such counsel may rely on any certificate of the Issuer as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)), then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer.

(b) Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture (“legal defeasance option”) and cure all then existing Defaults and Events of Default or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14 and 4.15 and the operation of Section 5.01 (other than Section 5.01(a)(1) and (a)(2)), 6.01(3)(with respect to the foregoing obligations under Articles IV and V), 6.01(4), 6.01(5) (with respect to Significant Subsidiaries only), 6.01(6) (with respect to Significant Subsidiaries only), 6.01(7) and 6.01(8) (“covenant defeasance option”). The Issuer at its option at any time may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(3), 6.01(4), 6.01(5) (with respect to Significant Subsidiaries only), 6.01(6) (with respect to Significant Subsidiaries only), 6.01(7) or 6.01(8).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article VIII shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

SECTION 8.02. Conditions to Defeasance. (a) The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(A) the Issuer irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any), interest and liquidated damages (if any), on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

(B) the Issuer delivers to the Trustee an Opinion of Counsel in the United States (which opinion of counsel may be subject to customary assumptions and exclusions) stating that Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and in the case of legal defeasance only, such Opinion of Counsel in the United States must be based on a ruling of the U.S. Internal Revenue Service or change in applicable U.S. Federal income tax law since the issuance of the Notes);

(C) the Issuer delivers to the Trustee an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions) to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code, as amended;

(D) the Issuer delivers to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuer; and

(E) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that that all conditions precedent in this Article VIII to legal defeasance or covenant defeasance, as the case may be, have been complied with.

(b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest and liquidated damages, if any, on the Notes.

SECTION 8.04. Repayment to Issuer. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal, interest or liquidated damages that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05. Indemnity for Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the

Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer has made any payment of principal of or interest or liquidated damages on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.01. Without Consent of Holders. (a) The Issuer, the Guarantors and the Trustee may amend or supplement any Note Documents without notice to or consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect, error or inconsistency, conform any provision to any provision under the heading “Description of notes” in the Offering Memorandum or reduce the minimum denomination of the Notes;

(2) to provide for the assumption by a successor Person of the obligations of the Issuer under any Note Document in accordance with Section 5.01;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4) to add to the covenants or provide for a Note Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Issuer or any Restricted Subsidiary;

(5) to make any change that does not adversely affect the rights of any Holder in any material respect;

(6) at the Issuer’s election, to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA, if such qualification is required;

(7) to make such provisions as necessary (as determined in good faith by the Issuer) for the issuance of Additional Notes, Exchange Notes and Private Exchange Notes;

(8) to provide for any Restricted Subsidiary to provide a Guarantee in accordance with Section 4.11, to add Guarantees with respect to the Notes, to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Note Guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under this Indenture;

(9) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements hereof or to provide for the accession by the Trustee to any Note Document; or

(10) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of Notes and the Exchange Notes, Private Exchange Notes or Additional Notes; provided that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

(b) After an amendment under this Section 9.01 becomes effective, the Issuer shall electronically give or mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02. With Consent of Holders. The Issuer, the Guarantors and the Trustee may amend any Note Documents without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Holder affected, an amendment may not:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment;

(2) reduce the stated rate of or extend the stated time for payment of interest or liquidated damages on any such Note (other than provisions relating to Sections 4.06 and 4.08);

(3) reduce the principal of or extend the Stated Maturity of any such Note;

(4) reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed in accordance with Article III;

(5) make any such Note payable in currency other than that stated in such Note;

(6) impair the right of any Holder to receive payment of principal of and interest and liquidated damages on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes;

(7) waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration); or

(8) make any change in Section 6.04 or 6.07 or this Section 9.02.

Without the consent of at least seventy-five per cent (75%) in aggregate principal amount of Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes), an amendment or supplement may not release any Guarantor from its obligations under its Note Guarantee.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Issuer shall electronically give or mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that (i) such amendment is authorized or permitted by this Indenture, (ii) that such amendment is the legal, valid and binding obligation of the Issuer and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and (iii) complies with the provisions hereof (including Section 9.03).

SECTION 9.07. Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE X

Note Guarantees

SECTION 10.01. Note Guarantees. (a) Each Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, interest on or liquidated damages, if any, in respect of the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.02(b).

(c) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

(d) Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e) Except as expressly set forth in Section 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the

Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(f) Each Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or liquidated damages, if any, on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest or liquidated damages, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Issuer to the Holders and the Trustee.

(h) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(j) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) A Note Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations under this Article X upon (i) a sale or other disposition (including by way of consolidation or merger or sale of its Capital Stock) of such Guarantor or the sale or disposition of all or substantially all the assets of such Guarantor (other than to the Issuer or a Restricted Subsidiary) otherwise permitted by this Indenture, (ii) the designation of such Guarantor as an Unrestricted Subsidiary in accordance with Section 4.13 or the occurrence of any event after which the Guarantor is no longer a Restricted Subsidiary, (iii) defeasance or discharge of the Notes and this Indenture pursuant to Article VIII, (iv) such Guarantor being released from all of its obligations under all of its Non-Funding Indebtedness and all of its Guarantees of the payment of any loan facilities and debt securities of the Issuer or any other Guarantors that are Non-Funding Indebtedness (it being understood that a release subject to reinstatement is considered a release) or (v) upon the achievement of Investment Grade Status by the Notes; provided that such Note Guarantee shall be reinstated upon the Reversion Date. At the request of the Issuer, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Issuer).

SECTION 10.03. Successors and Assigns. This Article X shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary which is required to become a Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Guarantor under this Article X and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

SECTION 10.07. Non-Impairment. The failure to endorse a Note Guarantee on any Note shall not affect or impair the validity thereof.

ARTICLE XI

Miscellaneous

SECTION 11.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Issuer:

NewStar Financial, Inc.

500 Boylston Street, Suite 1250

Boston, MA 02116

Attention: John J. Frishkopf, Treasurer

Facsimile: (617) 848-4390

with a copy to:

Locke Lord LLP

111 Huntington Avenue

Boston, MA 02199-7613

Attention: George Ticknor, Esq.

Facsimile: (866) 955-9167

if to the Trustee:

U.S. Bank National Association

One Federal Street, 3rd Floor

Corporation Trust Services

Boston, MA 02110

Carolina D. Altomare, Vice President

(617) 603-6667

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

(a) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Payments on Days that are not Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 11.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.10. No Recourse Against Others. No director, manager, officer, employee, incorporator, shareholder or member of the Issuer or any of its respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.11. Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruption, loss or malfunctions of utilities, communications or computer (software or hardware) services.

SECTION 11.15. USA Patriot Act. The parties hereto acknowledge that in accordance with the USA Patriot Act of 2001, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

NEWSTAR FINANCIAL, INC.

by
/s/ John K. Bray
	Name:	John K. Bray
	Title:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

by
/s/ Carolina D. Altomare
	Name:	Carolina D. Altomare
	Title:	Vice President

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES,

ADDITIONAL NOTES, PRIVATE EXCHANGE NOTES

AND EXCHANGE NOTES

1. Definitions

1.1 Definitions

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Definitive Note” means a certificated Initial Note, Private Exchange Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Global Notes Legend” means the legend set forth under that caption in Exhibit A to this Indenture.

“Initial Purchasers” means (a) with respect to the Initial Notes issued on the Closing Date, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC and (b) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Private Exchange” means an offer by the Issuer, pursuant to a Registration Rights Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Notes held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Notes.

“Private Exchange Notes” means the Notes of the Issuer issued in exchange for Initial Notes pursuant to this Indenture in connection with a Private Exchange pursuant to a Registration Rights Agreement.

“Purchase Agreement” means (a) the Purchase Agreement dated April 17, 2015, between the Issuer and the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means an offer by the Issuer, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means (a) the Registration Rights Agreement related to the Notes dated as of April 22, 2015, among the Issuer and the Initial Purchasers, as amended or supplemented, and (b) any other registration rights agreement entered into in connection with the issuance of Additional Notes in a private offering by the Issuer after the Issue Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Initial Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Issue Date with respect to such Notes.

“Restricted Notes Legend” means the legend set forth in Section 2.3(e)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Shelf Registration Statement” means a registration statement filed by the Issuer in connection with the offer and sale of Initial Notes pursuant to a Registration Rights Agreement.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

2

1.2 Other Definitions

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Global Note”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Regulation S Permanent Global Note”	2.1(b)
“Regulation S Temporary Global Note”	2.1(b)
“Rule 144A Global Note”	2.1(b)

2. The Notes

2.1 Form and Dating

(a) The Initial Notes issued on the date hereof will be (i) offered and sold by the Issuer pursuant to a Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more temporary global Notes (collectively, the “Regulation S Temporary Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Regulation S Temporary Global Note shall not be exchangeable for interests in the Rule 144A Global Note, a permanent global note (the “Regulation S Permanent Global Note” and, together with the Regulation S Temporary Global Note, the “Regulation S Global Note”) or any other Note without a Restricted Notes Legend until the expiration of the Restricted Period and then, after the expiration of the Restricted Period, may be exchanged for interests in a Rule 144A Global Note or the Regulation S Permanent Global Note only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Regulation S Temporary Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. The Rule 144A Global Note and the Regulation S Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes”, provided that the term “Global Note” when used in Sections 2.1(b)(third sentence), 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 shall also

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include any Note in global form issued in connection with a Registered Exchange Offer or Private Exchange. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Issuer signed by one Officer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Notes Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $300,000,000 (b) subject to the terms of this Indenture, Additional Notes in an unlimited aggregate principal amount and (3) the (i) Exchange Notes for issue only in a Registered Exchange Offer and (ii) Private Exchange Notes for issue only in a Private Exchange, in the case of each of (i) and (ii) pursuant to a Registration Rights Agreement and for a like principal amount of Initial Notes exchanged pursuant thereto. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Exchange Notes or Private Exchange Notes.

2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

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the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

(B) if such Definitive Notes are being transferred to the Issuer, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

(C) if such Definitive Notes are being transferred pursuant to an exemption from registration under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Regulation S Permanent Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

(i) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (1) to a QIB in accordance with Rule 144A or (2) after expiration of the Restricted Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Permanent Global Note; and

(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to Section 2.3(b)(i)(1))

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or such Regulation S Permanent Global Note (in the case of a transfer pursuant to Section 2.3(b)(i)(2)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Regulation S Permanent Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Permanent Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Permanent Global Note equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Note or Regulation S Permanent Global Note, as applicable, is then outstanding and the Rule 144A Global Note or Regulation S Permanent Global Note, as applicable, has not been previously exchanged for certificated securities pursuant to Section 2.4, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officer’s Certificate, a new Rule 144A Global Note or Regulation S Permanent Global Note, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

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(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(d) Restrictions on Transfer of Regulation S Global Note. (i) Prior to the expiration of the Restricted Period, interests in the Regulation S Temporary Global Note may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Temporary Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Issuer, (2) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Regulation S Permanent Global Note) or (3) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Temporary Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Note to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A.

(ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

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(e) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) or (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR (OR SUCH LONGER PERIOD AS IS REQUIRED TO COMPLY WITH THE SECURITIES ACT)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE HOLDER AGREES THAT IT WILL GIVE EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE

8

SECURITIES ACT.] THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

Each Definitive Note shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iii) After a transfer of any Initial Notes or Private Exchange Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or such Private Exchange Notes shall cease to apply and the requirements that any such Initial Notes or such Private Exchange Notes be issued in global form shall continue to apply.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to Initial Notes that Initial Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

(v) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes be issued in global form shall continue to apply, and Private Exchange Notes in global form with the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes in such Private Exchange.

(vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(vii) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

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(f) Cancelation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.06, 4.06, 4.08 and 9.05 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any

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other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Notes

(a) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer or Private Exchange shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any

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certificated Initial Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e), bear the Restricted Notes Legend.

(c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

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EXHIBIT A

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR (OR SUCH LONGER PERIOD AS IS REQUIRED TO COMPLY WITH THE SECURITIES ACT)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER

THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE HOLDER AGREES THAT IT WILL GIVE EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.] THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Note shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

2

No.	$

7.25% Senior Note due 2020

CUSIP No.

ISIN No.

NEWSTAR FINANCIAL, INC., a Delaware corporation, promises to pay to [Cede & Co.], or registered assigns, the principal sum [of          Dollars] [listed on the Schedule of Increases or Decreases in Global Note attached hereto]1 on May 1, 2020.

Interest Payment Dates: May 1 and November 1.

Record Dates: April 15 and October 15.

Additional provisions of this Note are set forth on the other side of this Note.

[1].	Use the Schedule of Increases and Decreases language if Note is in Global Form.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

NEWSTAR FINANCIAL, INC.,

by

Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,

as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

*/	If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE”.

2

[FORM OF REVERSE SIDE OF INITIAL NOTE]

7.25% Senior Note due 2020

1. Interest

(a) NEWSTAR FINANCIAL, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer shall pay interest semiannually on May 1 and November 1 of each year. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from April 22, 2015 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

(b) Liquidated Damages. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of [            ], 20[    ] , among the Issuer and the Initial Purchasers named therein (the “Registration Rights Agreement”). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Rights Agreement. If (i) the Exchange Offer is not completed on or prior to the Target Registration Date, (ii) the Shelf Registration Statement, if required, has not become effective on or prior to the Target Registration Date, subject to the exercise of any right of delay or withholding, (iii) the Shelf Registration Statement required to be filed after a shelf request has not become effective by the later of (a) the Target Registration Date and (b) 90 days after delivery of such shelf request, (iv) the Shelf Registration Statement has become effective and thereafter ceases to be effective or usable for more than 30 days in any 12-month period or (v) the Shelf Registration Statement has become effective and thereafter, on more than two occasions in any 12-month period ceases to be effective or usable, the Issuer shall pay liquidated damages to each Holder of Transfer Restricted Notes, during the period of such Registration Default, in an amount specified in the Registration Rights Agreement until the applicable Registration Statement is filed or declared effective, the Registered Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to Holders in the same manner as interest payments on the Notes on semi-annual payment dates which correspond to interest payment dates for the Notes. Following the cure of all Registration Defaults, the accrual of liquidated damages shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages. For purposes of the foregoing, “Transfer Restricted Notes” means (i) each Initial Note until the date on which such Initial Note has been exchanged for a freely transferable Exchange Note in the Registered Exchange Offer, (ii) each Initial Note or Private Exchange Note until the date on which such Initial Note or Private Exchange Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or (iii) each Initial Note or Private Exchange Note until the date on which such Initial Note or Private Exchange Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144 under the Securities Act.

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2. Method of Payment

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the April 15 or October 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, interest and liquidated damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, interest and liquidated damages, if any) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer will make all payments in respect of a certificated Note (including principal, premium, if any, interest and liquidated damages, if any), at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest or liquidated damages may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or any Wholly Owned Domestic Subsidiary may act as Paying Agent or Registrar.

4. Indenture

The Issuer issued the Notes under an Indenture dated as of April 22, 2015 (the “Indenture”), between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Notes are senior unsecured obligations of the Issuer and are not limited to aggregate principal amount at any one time outstanding (subject to Sections 2.08 and 2.09 of the Indenture). This Note is one of the [Additional] [Initial]

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[Private Exchange] Notes referred to in the Indenture. The Notes include the Initial Notes, the Additional Notes and any Exchange Notes and Private Exchange Notes issued in exchange for Initial Notes pursuant to the Indenture. The Initial Notes , the Additional Notes and any Exchange Notes and Private Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, make asset sales or issue or sell shares of capital stock of Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, guarantee indebtedness or change its business. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

To guarantee the due and punctual payment of the principal, interest and liquidated damages, if any, on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors, if any, have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5. Optional Redemption

Except as set forth in the next four paragraphs, the Notes are not redeemable at the option of the Issuer.

At any time prior to May 1, 2017, the Issuer may redeem the Notes, in whole or in part, at its option, upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount of such Notes plus the relevant Applicable Premium as of and accrued and unpaid interest and liquidated damages, if any, to the redemption date.

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At any time and from time to time on or after May 1, 2017, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest and liquidated damages, if any, on the Notes redeemed to the applicable date of redemption, if redeemed during the twelve-month period beginning on May 1 of the year indicated below:

Year	Redemption Price

2017	103.625%
2018	101.813%
2019 and thereafter	100.000%

At any time and from time to time prior to May 1, 2017, the Issuer may redeem the Notes with the net cash proceeds received by the Issuer from any Equity Offering at a redemption price equal to 107.250% plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes (including Additional Notes); provided that

(1) in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering; and

(2) not less than 65% of the originally issued aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately thereafter (excluding Notes held by the Issuer or any of its Restricted Subsidiaries).

If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer, and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer will have the right upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to, but excluding, the date of redemption.

6. Sinking Fund

The Notes are not subject to any sinking fund.

7. Notice of Redemption

Notices of redemption will be given electronically, if the Notes are held through DTC, or mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part. If money sufficient to pay the redemption price of and accrued and unpaid interest and liquidated damages, if any, on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

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8.	Repurchase of Notes at the Option of Holders upon Change of Control and Asset Dispositions

Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due and liquidated damages, if any, on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Notes upon the occurrence of certain events.

9. Denominations; Transfer; Exchange

The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

10. Persons Deemed Owners

Except as provided in paragraph 2 hereof, the registered Holder of this Note may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment principal, interest or liquidated damages, if any, remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12. Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest and liquidated damages, if any, on, the Notes to redemption or maturity, as the case may be.

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13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend the Indenture or the Notes (i) to cure any ambiguity, omission, mistake, defect, error or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iv) add to the covenants or provide for a Note Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Issuer or any Restricted Subsidiary; (v) to make any change that does not adversely affect the rights of any Holder in any material respect; (vi) at the Issuer’s election, comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to provide for the issuance of the Exchange Notes, Private Exchange Notes, or Additional Notes; (ix) to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Note Guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under the Indenture; (x) to evidence and provide for the acceptance and appointment of a successor Trustee to any Note Document; and (xi) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes, including to facilitate the issuance and administration of Notes, the Exchange Notes or Private Exchange Notes.

14. Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the

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Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15. Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

No director, manager, officer, employee, incorporator, shareholder or member of the Issuer or any of its respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes

17. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

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19. Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. CUSIP and ISIN Numbers

The Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint             agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $         principal amount of Notes held in (check applicable space)              book-entry or              definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	pursuant to the exemption provided by Rule 144 under the Securities Act of 1933.

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Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[        ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.06 (Asset Disposition), 4.08 (Change of Control) or 4.04(b)(5) (Specified Event Offer) of the Indenture, check the box:

Asset Disposition  ☐    Change of Control  ☐    Specified Event Offer  ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.06, 4.08 or 4.04(b)(5) of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

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EXHIBIT B

[FORM OF FACE OF EXCHANGE NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	$

7.25% Senior Note due 2020

CUSIP No.

ISIN No.

NEWSTAR FINANCIAL, INC., a Delaware corporation, promises to pay to [Cede & Co.], or registered assigns, the principal sum [of         Dollars] [listed on the Schedule of Increases or Decreases in Global Note attached hereto]2 on May 1, 2020.

Interest Payment Dates: May 1 and November 1.

Record Dates: April 15 and October 15.

Additional provisions of this Note are set forth on the other side of this Note.

[2].	Use the Schedule of Increases and Decreases language if Note is in Global Form.

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IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

NEWSTAR FINANCIAL, INC.,

by

Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,

as Trustee, certifies that this is one of the Notes referred to in the Indenture.

by

Authorized Signatory

*/	If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE”.

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[FORM OF REVERSE SIDE OF EXCHANGE NOTE]

7.25% Senior Note due 2020

1. Interest

NEWSTAR FINANCIAL, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer shall pay interest semiannually on May 1 and November 1 of each year. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from April 22, 2015 until the principal hereof is due. Interest shall be computed on the basis of a 360 day year of twelve 30 day months. The Issuer shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the April 15 or October 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer will make all payments in respect of a certificated Note (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or any Wholly Owned Domestic Subsidiary may act as Paying Agent or Registrar.

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4. Indenture

The Issuer issued the Notes under an Indenture dated as of April 22, 2015 (the “Indenture”), between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Notes are senior unsecured obligations of the Issuer and are not limited to aggregate principal amount at any one time outstanding (subject to Sections 2.08 and 2.09 of the Indenture). This Note is one of the [Exchange] [Additional] Notes referred to in the Indenture. The Notes include the Initial Notes, the Additional Notes and any Exchange Notes and Private Exchange Notes issued in exchange for Initial Notes pursuant to the Indenture. The Initial Notes , the Additional Notes and any Exchange Notes and Private Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, make asset sales or issue or sell shares of capital stock of Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, guarantee indebtedness or change its business. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors, if any, have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5. Optional Redemption

Except as set forth in the next four paragraphs, the Notes are not redeemable at the option of the Issuer.

At any time prior to May 1, 2017, the Issuer may redeem the Notes, in whole or in part, at its option, upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount of such Notes plus the relevant Applicable Premium as of and accrued and unpaid interest to the redemption date.

At any time and from time to time on or after May 1, 2017, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’

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notice at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest on the Notes redeemed to the applicable date of redemption, if redeemed during the twelve-month period beginning on May 1 of the year indicated below:

Year	Redemption Price

2017	103.625%
2018	101.813%
2019 and thereafter	100.000%

At any time and from time to time prior to May 1, 2017, the Issuer may redeem the Notes with the net cash proceeds received by the Issuer from any Equity Offering at a redemption price equal to 107.250% plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes (including Additional Notes); provided that

(1) in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering; and

(2) not less than 65% of the originally issued aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately thereafter (excluding Notes held by the Issuer or any of its Restricted Subsidiaries).

If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer, and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer will have the right upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption.

6. Sinking Fund

The Notes are not subject to any sinking fund.

7. Notice of Redemption

Notices of redemption will be given electronically, if the Notes are held through DTC, or mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed

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in part. If money sufficient to pay the redemption price of and accrued and unpaid interest and liquidated damages, if any, on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8.	Repurchase of Notes at the Option of Holders upon Change of Control and Asset Dispositions

Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Notes upon the occurrence of certain events.

9. Denominations; Transfer; Exchange

The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

10. Persons Deemed Owners

Except as provided in paragraph 2 hereof, the registered Holder of this Note may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

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12. Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on, the Notes to redemption or maturity, as the case may be.

13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend the Indenture or the Notes (i) to cure any ambiguity, omission, mistake, defect, error or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iv) add to the covenants or provide for a Note Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Issuer or any Restricted Subsidiary; (v) to make any change that does not adversely affect the rights of any Holder in any material respect; (vi) at the Issuer’s election, comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to provide for the issuance of the Exchange Notes, Private Exchange Notes, or Additional Notes; (ix) to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Note Guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under the Indenture; (x) to evidence and provide for the acceptance and appointment of a successor Trustee to any Note Document; and (xi) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes, including to facilitate the issuance and administration of Notes, the Exchange Notes or Private Exchange Notes.

14. Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

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If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15. Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

No director, manager, officer, employee, incorporator, shareholder or member of the Issuer or any of its respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes

17. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

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18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. CUSIP and ISIN Numbers

The Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint             agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.06 (Asset Disposition), 4.08 (Change of Control) or 4.04(b)(5) (Specified Event Offer) of the Indenture, check the box:

Asset Disposition  ☐    Change of Control  ☐    Specified Event Offer  ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.06, 4.08 or 4.04(b)(5) of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[        ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of                     , among [GUARANTOR] (the “New Guarantor”), a subsidiary of NEWSTAR FINANCIAL, INC. (or its successor), a Delaware corporation (the “Issuer”), [EXISTING GUARANTORS] and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuer and [OLD GUARANTORS] (the “Existing Guarantors”) has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of April 22, 2015, providing for the issuance of 7.25% Senior Notes due 2020 (the “Notes”);

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer’s obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR],

by

Name:
Title:

NEWSTAR FINANCIAL, INC.,

by

Name:
Title:

[EXISTING GUARANTORS],

by

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee,

by

Name:
Title:

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